Title of each class of	Maximum aggregate
securities offered	offering price	Amount of registration fee(1)
7.0% Senior Notes due 2019	$300,000,000	$16,740

(1)	The aggregate filing fee of $16,740 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act, the registration fee hereunder is partially offset by fees totaling $1,715 that have already been paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-135176 initially filed by Willis Group Holdings Limited on June 21, 2006 but were not sold.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No.’s 333-160129 to 333-160129-08

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 19, 2009)

Willis North America Inc.

$300,000,000
7.0% Senior Notes due 2019

Fully and unconditionally guaranteed by

Willis Group Holdings Limited

Willis North America Inc. will issue $300 million aggregate principal amount of senior notes that will mature on September 29, 2019 and bear interest at 7.0% per annum.

Interest on the notes is payable semi-annually in arrears on March 15 and September 15 of each year beginning March 15, 2010. The notes will rank equally with all future unsecured, unsubordinated indebtedness of Willis North America Inc.

The notes may be redeemed at the option of Willis North America Inc. in whole at any time or in part from time to time at a “make-whole” redemption price specified under “Description of Notes — Optional Redemption”, plus accrued and unpaid interest, if any, up to the redemption date.

Payment of the principal of and interest on the notes is guaranteed by Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, which collectively comprise all of the direct and indirect parent entities of Willis North America Inc.

Investing in these notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus.

The notes will not be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price(1)	99.503%	$298,509,000
Underwriting discount	0.650%	$1,950,000
Proceeds to Willis North America Inc. (before expenses)	98.853%	$296,559,000

(1)	Plus accrued interest, if any, from September 29, 2009.

Willis Capital Markets & Advisory (“WCMA”), which is a unit of Willis Securities, Inc., an affiliate of Willis North America Inc., is acting as a transaction advisor for this offering. WCMA is not acting as an underwriter, syndicate or selling group member or otherwise assisting or participating in the distribution of the notes offered hereby.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme on or about September 29, 2009.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Joint Lead Managers

RBS	SunTrust Robinson Humphrey

Co-Managers

Barclays Capital	ING Wholesale	Lloyds TSB Corporate Markets
Mitsubishi UFJ Securities	Morgan Stanley	Scotia Capital

Transaction Advisor

WILLIS CAPITAL MARKETS & ADVISORY

September 22, 2009

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the notes. We refer to this prospectus supplement and the accompanying prospectus collectively as the “prospectus.” If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should assume that the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

We and the underwriters are not making an offer to sell the notes in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for a person to make an offer or solicitation.

All references to “we,” “our,” “us,” the “Company” and the “Willis Group” in this prospectus supplement or the accompanying prospectus are to Willis Group Holdings Limited and its consolidated subsidiaries. All references to the “Issuer,” “Willis North America Inc.” and “Willis North America” in this prospectus supplement refer only to Willis North America Inc. and not to any of its subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

We have included in this document (including the information incorporated by reference in this prospectus) “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect or anticipate may occur in the future, including such things as the redomicile of Willis Group Holdings Limited, potential benefits of the Hilb, Rogal & Hobbs Company (“HRH”) acquisition, discussions concerning the sale of a portion of our interest in Gras Savoye, our outlook, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes are forward-looking statements. Also, when we use the words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably,” or similar expressions, we are making forward-looking statements.

There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following:

•	the impact of any regional, national or global political, economic, business, competitive, market and regulatory conditions on our global business operations;

•	the impact of current financial market conditions and the current credit crisis on our results of operations and financial condition, including as a result of any insolvencies of or other difficulties experienced by our clients, insurance companies or financial institutions;

S-ii

•	our ability to achieve the expected cost savings, synergies and other strategic benefits as a result of the HRH acquisition and how the integration of HRH may affect the timing of such cost savings, synergies and benefits;

•	our ability to continue to manage our significant indebtedness;

•	our ability to implement and realize anticipated benefits of the Shaping our Future initiative and any other new initiatives;

•	material changes in the commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane, or otherwise;

•	the volatility or declines in other insurance markets and premiums on which our commissions are based, but which we do not control;

•	our ability to compete effectively in our industry;

•	our ability to retain key employees and clients and attract new business;

•	the timing or ability to carry out share repurchases or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions;

•	any fluctuations in exchange and interest rates that could affect our expenses and revenue;

•	rating agency actions that could inhibit our ability to borrow funds or the pricing thereof;

•	a significant decline in the value of investments that fund our pension plans or changes in our pension plan funding obligations;

•	the timing of any exercise of put and call arrangements with associated companies;

•	changes in the tax or accounting treatment of our operations, such as the recent proposals made by the Obama administration regarding international tax reform;

•	the potential costs and difficulties in complying with a wide variety of foreign laws and regulations and any related changes, given the global scope of our operations;

•	our involvement in and the results of any regulatory investigations, legal proceedings and other contingencies;

•	if in the future our insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which we self insure;

•	our exposure to potential liabilities arising from errors and omissions and other potential claims against us; and

•	the interruption or loss of our information processing systems or failure to maintain secure information systems.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors see the section entitled “Risk Factors.”

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

S-iii

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

BERMUDA MONETARY AUTHORITY

The Bermuda Monetary Authority has classified us as a non-resident of Bermuda for exchange control purposes. Accordingly, the Bermuda Monetary Authority does not restrict our ability to convert currency, other than Bermuda dollars, held for our account to any other currency, to transfer funds in and out of Bermuda or to pay dividends or other forms of payment to non-Bermuda residents who are shareholders or holders of our other securities, other than in Bermuda dollars.

The Bermuda Monetary Authority and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement. Securities may be offered or sold in Bermuda only in compliance with the Investment Business Act 2003 of Bermuda which regulates the sale of securities in Bermuda.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common shares are listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site referred to above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement and accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in or incorporated by reference in this prospectus supplement, accompanying prospectus or previously filed document. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering.

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 27, 2009;

•	Our Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2009 and June 30, 3009 filed on May 8, 2009 and August 7, 2009, respectively; and

•	Our Current Report on Form 8-K/A filed on October 8, 2008 and our Current Reports on Form 8-K filed on January 5, 2009, February 6, 2009, February 12, 2009, March 11, 2009, March 12, 2009, May 12, 2009, June 10, 2009, September 14, 2009 and September 21, 2009.

S-iv

The Company makes available, free of charge through our website at www.willis.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC. Unless specifically incorporated by reference in this prospectus, information on our website is not a part of the registration statement. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

Willis Group Holdings Limited
One World Financial Center
200 Liberty Street, 7th Floor
New York, New York 10281
Attention: Investor Relations
Telephone: (212) 915-8084

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all the information that you should consider before investing. To fully understand this offering, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and our financial statements and the related notes incorporated by reference in this prospectus supplement or the accompanying prospectus before making an investment decision.

The Companies

We are a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. We have more than 400 offices in approximately 120 countries, with a global team of approximately 20,000 associates serving clients in approximately 190 countries.

Willis Group Holdings Limited is incorporated in Bermuda and is the ultimate holding company for the Willis Group.

Each of Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited, Willis Group Limited and Willis North America Inc. are direct or indirect wholly-owned subsidiaries of Willis Group Holdings Limited that act as holding companies of each other or other subsidiaries. Each one has been organized under the laws of the United Kingdom except for Willis North America Inc. which is incorporated in Delaware.

For administrative convenience, we utilize the offices of Willis Group Limited as our principal executive offices, located at The Willis Building, 51 Lime Street, London EC3M 7DQ, England. The telephone number is (44) 203 124 6000. Our web site address is www.willis.com. The information on our website is not a part of this prospectus. Willis North America Inc.’s principal executive offices are located at One World Financial, 200 Liberty Street, New York New York 10281, and its telephone number is (212) 915-8000.

Note Tender Offer

On September 22, 2009, we commenced a cash tender offer (the “Tender Offer”) to repurchase any and all of the $250 million outstanding principal amount of our 5.125% senior notes due 2010 (the “2010 Notes”), subject to certain conditions. The consummation of this offering is not contingent upon the successful completion of the Tender Offer. We cannot assure you that the Tender Offer will be completed on the terms described in this prospectus supplement, or at all, nor can we assure you that the Tender Offer will result in all outstanding notes being tendered. Nothing in this prospectus supplement should be construed as an offer to purchase any of the outstanding 2010 Notes, as the Tender Offer is being made only upon the terms and conditions set forth in the offer to purchase and letter of transmittal related thereto.

THE OFFERING

Issuer	Willis North America Inc.

Notes offered	$300,000,000 aggregate principal amount of senior notes due 2019.

Interest rate	The notes will bear an interest rate equal to 7.0% per annum.

Interest payment dates	Interest on the notes is payable on March 15 and September 15 of each year, beginning on March 15, 2010.

Maturity	The notes will mature on September 29, 2019.

Form and denomination	The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000.

Ranking	The notes will be senior unsubordinated unsecured obligations of Willis North America Inc. and will:

• rank equally with all of Willis North America Inc.’s existing and future senior debt, including the 2010 Notes, the 5.625% senior notes due 2015 and the 6.200% senior notes due 2017 (collectively, the “Willis North America Debt Securities”), its guarantee of Trinity Acquisition plc’s existing 12.875% senior notes due 2016 and any debt under our senior credit facilities;

• be senior in right of payment to all of Willis North America Inc.’s future subordinated debt;

• be effectively subordinated to all of Willis North America Inc.’s future secured debt to the extent of the value of the assets securing such debt; and

• be guaranteed on a senior unsecured basis by the guarantors.

As of June 30, 2009, after giving effect to this offering and the application of the net proceeds therefrom (assuming all outstanding 2010 Notes are tendered in the Tender Offer), the total outstanding senior indebtedness of Willis North America Inc. that would rank equally with the notes would have been approximately $2,546 million.

Willis North America Inc. has only a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of subsidiaries of Willis North America Inc. have against those subsidiaries. Holders of the notes will only be creditors of Willis North America Inc., and not creditors of its subsidiaries. As a result, all the existing and future liabilities of Willis North America Inc.’s subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the notes.

As of June 30, 2009, the subsidiaries of Willis North America Inc. had no outstanding indebtedness, other than ordinary course trade payables.

For more information on the ranking of the notes, see “Description of Notes — Ranking.”

Redemption	The notes may be redeemed prior to maturity in whole at any time or in part from time to time, at the option of Willis North America Inc., at a “make-whole” redemption price. In the case of any such redemption,

Willis North America Inc. will also pay accrued and unpaid interest, if any, to the redemption date. For more detailed information on the calculation of the redemption price, see “Description of Notes — Optional Redemption.”

Interest rate adjustment	The interest rate payable on the notes will be subject to adjustment from time to time if either of the debt ratings assigned to the notes is downgraded to a non-investment grade rating. See “Description of Notes — Interest Rate Adjustment.”

Guarantees	Payment of principal, premium, if any, and interest on the notes is fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, which collectively comprise all of the direct or indirect parent entities of Willis North America Inc. Each guarantee will be:

• a general unsecured obligation of the applicable guarantor;

• equal in ranking with any existing or future unsecured debt of such guarantor that is not expressly subordinated in right of payment to such guarantee, including such guarantor’s guarantee of the Willis North America Debt Securities, Trinity Acquisition plc’s existing 12.875% senior notes due 2016 and such guarantor’s guarantee under our senior credit facilities;

• senior in right of payment to any existing or future debt of the applicable guarantor that is expressly subordinated in right of payment to such guarantee; and

• effectively subordinated to any existing or future secured debt of such guarantor to the extent of the value of the assets securing such debt.

As of June 30, 2009, after giving effect to the offering and the application of the net proceeds therefrom (assuming all outstanding 2010 Notes are tendered in the Tender Offer), the total outstanding debt of the guarantors in the aggregate would have been approximately $2,546 million.

For more information on the guarantee of the notes, see “Description of Notes — Guarantees.”

Further issuances	Willis North America Inc. may, without notice to or consent of the holders of the notes, create and issue further notes ranking equally and ratably with the notes offered by this prospectus supplement in all respects, so that such further notes will be consolidated and form a single series with the notes offered by this prospectus supplement and will have the same terms as to status, redemption or otherwise except for the issue price and date and, if applicable, the initial interest accrual date and interest payment date.

Use of proceeds	We intend to use the net proceeds from this offering to purchase any and all of the outstanding 2010 Notes that are validly tendered and accepted for payment in the Tender Offer. Any remaining proceeds will be used for general corporate purposes.

Risk factors	See page S-5 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of risks you should consider before making an investment in the notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The summary consolidated financial data of Willis Group Holdings Limited presented below as of and for each of the years in the three-year period ended December 31, 2008 have been derived from the audited consolidated financial statements of Willis Group Holdings Limited, which are incorporated herein by reference, which have been prepared in accordance with U.S. GAAP.

The summary consolidated financial data of Willis Group Holdings Limited presented below as of and for each of the six-month periods ended June 30, 2009 and 2008 have been derived from the unaudited consolidated financial statements of Willis Group Holdings Limited, which are incorporated herein by reference.

The summary consolidated financial data presented below as of and for each of the three years ended December 31, 2008 and the six-month periods ending June 30, 2009 and 2008 should be read in conjunction with our audited and unaudited consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Pursuant to Rule 3-10 of Regulation S-X promulgated by the SEC, we do not include separate financial statements for Willis North America or any of the other guarantors in our periodic Exchange Act filings. We do include condensed consolidating financial information in our periodic Exchange Act filings that presents information for Willis Group Holdings Limited (on a stand-alone basis); the guarantors other than Willis Group Holdings Limited; Willis North America (on a stand-alone basis); and other subsidiaries of Willis Group Holdings Limited that are not guarantors — see note 23 to our audited consolidated financial statements for the year ended December 31, 2008 in our Annual Report on Form 10-K and note 18 to our unaudited consolidated financial statements for the quarter ended June 30, 2009 in our Quarterly Report on Form 10-Q.

Six Months Ended
Year Ended December 31,	June 30,
2008	2007	2006	2009	2008
($ in millions, except ratios and per share data)	(Unaudited)

Statement of Operations Data:
Total revenues	$2,834	$2,578	$2,428	$1,714	$1,456
Salaries and benefits	(1,642)	(1,448)	(1,457)	(923)	(839)
Other operating expenses	(605)	(460)	(454)	(277)	(290)
Depreciation expense and amortization of intangible assets	(90)	(66)	(63)	(75)	(33)
Gain on disposal of UK head office	7	14	102	—	8
Net (loss)/gain on disposal of operations	—	2	(4)	—	—
Operating income	504	620	552	439	302
Interest expense	(105)	(66)	(38)	(81)	(37)
Income before income taxes, interest in earnings of associates and noncontrolling interest	399	554	514	358	265
Income taxes	(97)	(144)	(63)	(93)	(72)
Interest in earnings of associates, net of tax	22	16	16	26	23
Noncontrolling interest, net of tax	(21)	(17)	(18)	(12)	(11)
Discontinued operations, net of taxes	—	—	—	1	—
Net income attributable to Willis Group Holdings Limited	$303	$409	$449	$280	$205
Balance Sheet Data (as of period end)
Total assets	$16,402	$12,969	$13,378	$17,867	$16,222
Net assets	1,895	1,395	1,496	2,158	1,495
Common shares and additional paid-in capital	886	41	388	907	18
Total Willis Group Holdings Limited shareholders’ equity	1,845	1,347	1,454	2,114	1,442
Other Financial Data:
Capital expenditures	94	185	55	38	64
Cash dividends declared per common share	1.04	1.00	0.94	0.52	0.52
Ratio of debt to total capitalization	58%	47%	35%	54%	49%
Ratio of earnings to fixed charges	3.7	x	6.3	x	8.9	x	4.4	x	5.6	x

RISK FACTORS

You should carefully consider these risk factors, the risk factors in the accompanying prospectus, the risks described in the documents incorporated by reference in this prospectus summary, and all of the other information herein and therein before making an investment decision. See the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated herein by reference.

Risks Related to the Notes

Because there is no established trading market for the notes, you may not be able to resell your notes.

The notes will be registered under the Securities Act of 1933, as amended, but will constitute a new issue of securities with no established trading market, and we cannot assure you as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their notes; or

•	the price at which the holders would be able to sell their notes.

If a trading market were to develop, the notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance.

We understand that the underwriters presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and may be limited during the offering of the notes. We cannot assure you that an active trading market will exist for the notes or that any trading market that does develop will be liquid.

The Issuer, Willis North America, is a holding company and therefore depends on its subsidiaries to service its obligations under the notes and other indebtedness. The Issuer’s ability to repay the notes depends upon the performance of its subsidiaries and their ability to make distributions to the Issuer. Similar constraints apply with respect to the guarantees.

The Issuer depends on its subsidiaries, which conduct the operations of our North American insurance brokerage business, for dividends and other payments to generate the funds necessary to meet its financial obligations, including payments of principal and interest on the notes. However, none of its subsidiaries is obligated to make funds available to the Issuer for payment on the notes. In addition, legal restrictions and contractual restrictions in agreements governing future indebtedness, as well as financial condition and operating requirements of the Issuer’s subsidiaries, may limit the Issuer’s ability to obtain cash from these subsidiaries. The earnings from, or other available assets of, the Issuer’s subsidiaries may not be sufficient to pay dividends or make distributions or loans to enable the Issuer to make payments in respect of the notes when such payments are due. In addition, even if such earnings were sufficient, we cannot assure you that the agreements governing the future indebtedness of the Issuer’s subsidiaries will permit such subsidiaries to provide the Issuer with sufficient dividends, distributions or loans to fund interest and principal payments on the notes offered hereby when due.

Because the guarantors of the notes are all direct and indirect parent entities of the Issuer and are also holding companies, the restrictions and constraints described above apply similarly to the guarantors’ ability to perform their obligations under the guarantees, including with respect to payments of principal and interest under the notes.

U.S. federal and state statutes and applicable Bermuda and U.K. law may allow courts, under specific circumstances, to void, vary or subordinate guarantees and require noteholders to return payments received from guarantors.

Willis North America Inc. is a Delaware corporation. Willis Group Holdings Limited is a Bermuda company. Each other guarantor is a company organized under the laws of England and Wales. Under the U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of the guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee (1) issued the guarantee with the intent of hindering, delaying or defrauding any current or future creditor or contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of other creditors or (2) received less than reasonably equivalent value or fair consideration for issuing its guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

Similar issues arise under the law of Bermuda. The guarantee could itself be vulnerable if, among other possibilities, the guarantee was issued (a) for an improper corporate purpose (one that does not achieve a corporate benefit for the guarantor), (b) in breach of the fiduciary obligations of the directors of the guarantor or (c) for the purpose of defrauding creditors. Even if the guarantee was not itself vulnerable on one of the grounds referred to above, a payment under the guarantee could be vulnerable if, among other possibilities, the payment was made (a) at a time when the guarantor was insolvent and for the purpose of preferring a creditor, (b) without adequate consideration and for the purpose of removing assets from the reach of any person, (c) for an improper corporate purpose as above, (d) in breach of the fiduciary obligations of the directors of the guarantor or (e) for the purpose of defrauding creditors.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair realizable value of all of its assets; or

•	the present fair realizable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature;

•	it could not pay its debts as they become due; or

•	in connection with certain Bermuda law doctrines, it was unable to pay its debts, taking into account contingent and prospective obligations.

Additionally, under U.K. insolvency law, the liquidator or administrator of a company may apply to the court to void or vary a transaction entered into by such company at less than fair value, if such company was insolvent at the time of, or as a consequence of, the transaction and enters into a formal insolvency process within two years of the completion of the transaction. A transaction might be challenged if it involved a gift by the company or the company received consideration of significantly less value than the benefit given by such company. A court generally will not intervene if the company entered the transaction in good faith for the purposes of carrying on its business and there were reasonable grounds for believing the transaction would benefit the company.

On the basis of historical financial information, recent operating history and other factors, we believe, after giving effect to the debt incurred by us and the guarantors in connection with this offering of notes, neither we nor the guarantors will be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond each of our ability to pay such debts as they mature. We believe that the guarantees will not be issued at less than fair value, that they are being issued in good faith for purposes of carrying on the guarantors’ business and that there are reasonable grounds for believing that this offering of notes will benefit the guarantors. However, we cannot assure you as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Risks Related To Our Business

Competitive Risks

Our business may be adversely affected by an overall decline in economic activity.

Our business and operating results are materially affected by worldwide economic conditions. Current global economic conditions including the current credit crisis coupled with declining customer and business confidence, increasing energy prices, and other challenges, may have a significant negative impact on the buying behavior of some of our clients as their businesses suffer from these conditions. In particular, financial institutions, construction, aviation, and logistics businesses such as marine cargo are most likely to be affected. Further, the global economic downturn is also negatively affecting some of the international economies that have supported the strong growth in our international operations. Our employee benefits practice may also be adversely affected as businesses continue to downsize during this period of economic turmoil. In addition, a growing number of insolvencies associated with an economic downturn, especially insolvencies in the insurance industry, could adversely affect our brokerage business through the loss of clients or by hampering our ability to place insurance and reinsurance business. While it is difficult to predict consequences of any further deterioration in global economic conditions on our business, any significant reduction or delay by our clients in purchasing insurance or making payment of premiums could have a material adverse impact on our financial condition and results of operations.

We do not control the premiums on which our commissions are based, and volatility or declines in premiums may seriously undermine our profitability.

We derive most of our revenues from commissions and fees for brokerage and consulting services. We do not determine insurance premiums on which our commissions are generally based. Premiums are cyclical in nature and may vary widely based on market conditions. From the late 1980s through late 2000, insurance premium rates generally declined as a result of a number of factors, including the expanded underwriting capacity of insurance carriers; consolidation of both insurance intermediaries and insurance carriers; and increased competition among insurance carriers. During 2004, we saw a rapid transition from a “hard” market, with premium rates stable or increasing, to a “soft” market, with premium rates falling in most markets. Rates continued to decline in most sectors through 2005 and 2006, with the exception of catastrophe-exposed markets. In 2007, the market softened further with decreases in many of the market sectors in which we operated and this continued into 2008 with further premium rate declines averaging 10% across our market sectors. In the first half of 2009, the benefit of rate increases in the reinsurance market and stabilization in some specialty markets was more than offset by the continuing soft market in other sectors and the adverse impact of the weakened economic environment across the globe.

In addition, as traditional risk-bearing insurance carriers continue to outsource the production of premium revenue to non-affiliated agents or brokers such as ourselves, those insurance carriers may seek to reduce further their expenses by reducing the commission rates payable to those insurance agents or brokers. The reduction of these commission rates, along with general volatility and/or declines in premiums, may significantly undermine our profitability.

Competition in our industry is intense, and if we are unable to compete effectively, we may lose market share and our business may be materially adversely affected.

We face competition in all fields in which we operate, based on global capability, product breadth, innovation, quality of service and price. We compete with Marsh & McLennan and Aon, the two other providers of global risk management services, as well as with numerous specialist, regional and local firms. Although Marsh & McLennan and Aon, along with us, have agreed to implement certain business reforms, many specialist, regional and local firms have not agreed to these business reforms. These firms are continuing to accept contingent compensation and are not disclosing the compensation received in connection with providing policy placement services to the customer. If we are unable to compete effectively against these competitors, we will suffer lower revenue, reduced operating margins and loss of market share. As a result of our acquisition of HRH, we must phase out the contingent compensation payable to HRH over three years. We are currently seeking to increase revenue through higher commissions and fees that we disclose to our clients, and to generate profitable revenue growth by focusing on the provision of value-added risk advisory services beyond traditional brokerage activities. We cannot be certain that such steps will generate the profitable revenue growth we are targeting.

Competition for business is intense in all our business lines and in every insurance market, and the other two providers of global risk management services have substantially greater market share than we do. Competition on premium rates has also exacerbated the pressures caused by a continuing reduction in demand in some classes of business. For example, rather than purchase additional insurance through brokers, many insureds have been retaining a greater proportion of their risk portfolios than previously. Industrial and commercial companies have been increasingly relying upon their own subsidiary insurance companies, known as captive insurance companies, self-insurance pools, risk retention groups, mutual insurance companies and other mechanisms for funding their risks, rather than buying insurance. Additional competitive pressures arise from the entry of new market participants, such as banks, accounting firms and insurance carriers themselves, offering risk management or transfer services.

Dependence on Key Personnel — The loss of our Chairman and Chief Executive Officer or a number of our senior management or a significant number of our brokers could significantly impede our financial plans, growth, marketing and other objectives.

The loss of our Chairman and Chief Executive Officer or a number of our senior management or a significant number of our brokers could significantly impede our financial plans, growth, marketing and other objectives. Our success depends to a substantial extent not only on the ability and experience of our Chairman and Chief Executive Officer, Joseph J. Plumeri and other members of our senior management, but also on the individual brokers and teams that service our clients and maintain client relationships. The insurance and reinsurance brokerage industry has in the past experienced intense competition for the services of leading individual brokers and brokerage teams, and we have lost key individuals and teams to competitors. We believe that our future success will depend in part on our ability to attract and retain additional highly skilled and qualified personnel and to expand, train and manage our employee base. We may not continue to be successful in doing so because the competition for qualified personnel in our industry is intense.

Legal and Regulatory Risks

We are subject to government regulation worldwide. If we fail to comply with regulatory requirements, we may not be able to conduct our business.

Many of our activities are subject to regulatory supervision in virtually all the countries in which we are based or our activities are undertaken. Failure to comply with some of these regulations could lead to disciplinary action, including requiring clients to be compensated for loss, the imposition of penalties and the revocation of our authorization to operate. In addition, changes in legislation or regulations and actions by regulators, including changes in administration and enforcement policies, could from time to time require operational improvements or modifications at various locations which could result in higher costs or hinder our ability to operate our business.

We are subject to a number of legal proceedings concerning contingent compensation, other industry practices and certain conduct, which, if determined unfavorably to us, could adversely affect our financial results.

We have been subject to investigations by the departments of insurance or attorneys general of over 20 states, the District of Columbia, one US city, Canada and Australia concerning, among other things, arrangements pursuant to which insurers compensated insurance brokers for distribution and other services provided to insurers known as contingent compensation, bid rigging, tying and other possible violations of law, including violations of fiduciary duty, securities laws and antitrust laws. As more fully described in Note 8 to our consolidated financial statements for the six months ended June 30, 2009, incorporated by reference herein, we are subject to a number of legal proceedings and other contingencies related to the subject of these investigations. If one or more of these matters is determined unfavorably to us it could have a material adverse effect on our business, results of operations or financial condition in any given quarterly or annual period. We intend to vigorously defend ourselves against these claims. The outcomes of these lawsuits, however, including any losses or other payments that may occur as a result, cannot be predicted at this time.

Our business, results of operations, financial condition or liquidity may be materially adversely affected by errors and omissions and the outcome of certain actual and potential claims, lawsuits and proceedings.

We are subject to various actual and potential claims, lawsuits and other proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance in the ordinary course of business. Because we often assist our clients with matters, including the placement of insurance coverage and the handling of related claims, involving substantial amounts of money, errors and omissions claims against us may arise which allege our potential liability for all or part of the amounts in question. Claimants can seek large damage awards and these claims can involve potentially significant defense costs. Such claims, lawsuits and other proceedings could, for example, include allegations of damages for our employees or sub-agents improperly failing to place coverage or notify claims on behalf of clients, to provide insurance carriers with complete and accurate information relating to the risks being insured or to appropriately apply funds that we hold for our clients on a fiduciary basis. Errors and omissions claims, lawsuits and other proceedings arising in the ordinary course of business are covered in part by professional indemnity or other appropriate insurance. The terms of this insurance vary by policy year and self-insured risks have increased significantly in recent years. In respect of self-insured risks, we have established provisions against these items which we believe to be adequate in the light of current information and legal advice, and we adjust such provisions from time to time according to developments. Our business, results of operations, financial condition and liquidity may be adversely affected if in the future our insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which we self-insure. Our ability to obtain professional indemnity insurance in the amounts and with the deductibles we desire in the future may be adversely impacted by general developments in the market for such insurance or our own claims experience. In addition, claims, lawsuits and other proceedings may harm our reputation or divert management resources away from operating our business.

The principal actual or potential claims, lawsuits and proceedings to which we are currently subject, including but not limited to errors and omissions claims, are: (1) the regulatory and other proceedings relating to among other things contingent compensation arrangements referred to above; (2) potential claims arising out of various legal proceedings between reinsurers, reinsureds and their reinsurance brokers relating to personal accident excess of loss reinsurance placements for the years 1993 to 1998; (3) potential damages arising out of a court action, on behalf of a purported class of present and former female officer and officer equivalent employees for alleged discrimination against them on the basis of their gender; (4) claims with respect to our placement of property and casualty insurance for a number of entities which were directly impacted by the September 11, 2001 destruction of New York’s World Trade Center complex; and (5) claims relating to the collapse of The Stanford Financial Group, for which we acted as brokers of record on certain lines of insurance.

The ultimate outcome of all matters referred to above cannot be ascertained and liabilities in indeterminate amounts may be imposed on us. It is thus possible that future results of operations or cash flows for any particular quarterly or annual period could be materially affected by an unfavorable resolution of these matters. In addition, even if we do not experience significant monetary costs, there may be adverse publicity associated with these matters that will result in reputational harm to the insurance brokerage industry in general or to us in particular that may adversely affect our business.

Interruption or loss of our information processing systems or failure to maintain secure information systems could have a material adverse effect on our business.

Our business depends on highly available systems, secure information and the ability of our employees to process transactions. Our capacity to service our clients relies on storing, retrieving, processing and managing information. Interruption or loss of our information processing capabilities through loss of stored data, the failure of computer equipment or software systems, telecommunications failure or other disruption could have a material adverse effect on our business, financial condition and results of operations. Despite the business contingency plans we have in place, our ability to conduct business may be adversely affected by a disruption in the infrastructure that supports our business and the communities where we are located. This may include a disruption involving physical site access, terrorist activities, disease pandemics, electrical, communications or other services used by our company, our employees or third parties with whom we conduct business. Although we have certain disaster recovery procedures in place and insurance to protect against such contingencies, such procedures may not be effective and any insurance or recovery procedures may not continue to be available at reasonable prices and may not address all such losses or compensate us for the possible loss of clients occurring during any period that we are unable to provide services.

Furthermore, we depend on computer systems to store information about our clients, some of which is private. Database privacy, identity theft, and related computer and internet issues are matters of growing public concern and are subject to frequently changing rules and regulations. Our failure to adhere to or successfully implement processes in response to changing regulatory requirements in this area could result in legal liability or harm to our reputation. We have taken reasonable and appropriate security measures to prevent unauthorized access to information in our database. However, our technology may fail to adequately secure the private information we maintain in our databases and protect it from theft or inadvertent loss. In such circumstances, we may be held liable to our clients, which could result in litigation or adverse publicity that could have a material adverse effect on our business.

Financial Risks

The integration of the businesses and operations of HRH into our company involves risks and we may fail to realize all of the anticipated benefits of the acquisition of HRH.

The success of the acquisition of HRH completed in October 2008 will depend, in part, on our ability to achieve the anticipated cost synergies and other strategic benefits from combining the businesses of our company and HRH. We expect to benefit from operational synergies resulting from the consolidation of capabilities and elimination of redundancies as well as greater efficiencies from increased scale. We may face significant challenges in consolidating the functions of our company and HRH and their subsidiaries, integrating their technologies, organizations, procedures, policies and operations, addressing differences in the business cultures of the two companies, retaining key personnel and maintaining relationships with certain third parties. The integration process and other disruptions resulting from the acquisition may disrupt our ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect our relationships with clients and customers and with other market participants, employees, regulators and others with whom we have business or other dealings. If we are not able to successfully integrate the businesses, the anticipated cost synergies and other strategic benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

Our incurrence of additional debt to pay a portion of the consideration related to the HRH acquisition significantly increased our interest expense, financial leverage and debt service requirements.

In October 2008, in connection with the acquisition of HRH, we incurred incremental borrowings of $1.525 billion which significantly increased our leverage. These borrowings were drawn down under new credit facilities consisting of a $700 million 5-year term loan facility, a $300 million revolving credit facility and a $1 billion interim credit facility. In February 2009, we entered into an agreement with Goldman Sachs Mezzanine Partners to issue notes in an aggregate principal amount of $500 million. We used the net proceeds of this issuance of approximately $480 million towards the balance of the interim credit facility and subsequently repaid the remainder of the interim facility out of cash flow from operations. The issuance of the notes resulted in a significant increase in our interest expense compared to that under the interim credit facility.

Although management believes that our cash flows will be more than adequate to service this debt, there may be circumstances in which required payments of principal and/or interest on this new debt could adversely affect our cash flows and this level of indebtedness may:

•	require us to dedicate a significant portion of our cash flow from operations to payments on our debt, thereby reducing the availability of cash flow to fund capital expenditures, to pursue other acquisitions or investments in new technologies, to pay dividends and for general corporate purposes;

•	increase our vulnerability to general adverse economic conditions, including increases in interest rates if the borrowings bear interest at variable rates;

•	limit our flexibility in planning for, or reacting to, changes or challenges relating to our business and industry; and

•	put us at a competitive disadvantage against competitors who have less indebtedness or are in a more favorable position to access additional capital resources.

The terms of the financing also include certain limitations on the amount and type of investments that may be made, the amount of dividends that may be declared, and the amount of shares that may be repurchased. In addition, any borrowings may be made at variable interest rates, making us vulnerable to increases in interest rates generally.

A failure to comply with the restrictions under our credit facilities and outstanding notes could result in a default under the financing obligations or could require us to obtain waivers from our lenders for failure to comply with these restrictions. The occurrence of a default that remains uncured or the inability to secure a necessary consent or waiver could cause our obligations with respect to our debt to be accelerated and have a material adverse effect on our business, financial condition or results of operations.

A downgrade in the credit ratings of our outstanding debt may adversely affect our borrowing costs and financial flexibility.

As of June 30, 2009, we had total consolidated debt outstanding of approximately $2.5 billion. A downgrade in the credit ratings of our debt would increase our borrowing costs and reduce our financial flexibility. In addition, certain downgrades would trigger a step-up in interest rates under the indenture for our 6.2% senior notes and for the notes issued hereby, which would increase our interest expense. If we need to raise capital in the future, any credit rating downgrade could negatively affect our financing costs or access to financing sources.

Our pension liabilities may increase which could require us to make additional cash contributions to our pension plans.

We have two principal defined benefit plans: one in the United Kingdom and the other in the United States. Total cash contributions to these defined benefit pension plans in 2008 were $148 million. Future estimates are based on certain assumptions, including discount rates, interest rates, fair value of assets and expected return on plan assets. Following changes to UK pension legislation in 2005, we are now required to agree to a funding strategy for our UK defined benefit plan with the plan’s trustees. In February 2009, we agreed to make full year contributions to the UK plan of $37 million for 2009 through 2012. However, if certain funding targets are not met at the beginning of 2010 and 2011, full year contributions for these years will increase to $74 million. We have taken actions to manage our pension liabilities, including closing our UK and US plans to new participants and restricting final pensionable salaries.

The determinations of pension expense and pension funding are based on a variety of rules and regulations. Changes in these rules and regulations could impact the calculation of pension plan liabilities and the valuation of pension plan assets. They may also result in higher pension costs, additional financial statement disclosure, and accelerate and increase the need to fully fund our pension plans. Our future required cash contributions to our US and UK defined benefit pension plans may increase based on the funding reform provisions that were enacted into law. Further, a significant decline in the value of investments that fund our pension plan, if not offset or mitigated by a decline in our liabilities, may significantly differ from or alter the values and actuarial assumptions used to calculate our future pension expense and we could be required to fund our plan with significant amounts of cash. In addition, if the Pension Benefit Guaranty Corporation requires additional contributions to such plans or if other actuarial assumptions are modified, our future required cash contributions could increase. The need to make these cash contributions may reduce the cash available to meet our other obligations, including the payment obligations under our credit facilities and other long-term debt, or to meet the needs of our business.

In addition to the critical assumptions described above, our plans use certain assumptions about the life expectancy of plan participants and surviving spouses. Periodic revision of those assumptions can materially change the present value of future benefits and therefore the funded status of the plans and the resulting periodic pension expense. Changes in our pension benefit obligations and the related net periodic costs or credits may occur in the future due to any variance of actual results from our assumptions and changes in the number of participating employees. As a result, there can be no assurance that we will not experience future decreases in stockholders equity, net income, cash flow and liquidity or that we will not be required to make additional cash contributions in the future beyond those which have been estimated.

We have entered into significant put and call arrangements which require us to pay substantial amounts to purchase shares in one of our associates. Those payments would reduce our liquidity and short-term cash flow.

In connection with many of our investments in our associates, we retain rights to increase our ownership percentages over time and, in some cases, the existing owners also have a right to put their shares to us. The put arrangements in place for shares of our associate, Gras Savoye, require us to pay substantial amounts to purchase those shares, which could decrease our liquidity and short-term cash flow.

The rights under the put arrangement may be exercised through 2011. Under the put arrangement, we will be required to buy shares of Gras Savoye increasing our voting rights from the 48 percent we currently hold up to 100 percent if all shareholders put their shares under this arrangement, subject to the pre-emption provisions set out in the bye-laws of Gras Savoye.

Following our initial acquisition of shares, we acquired an additional 5 percent of Gras Savoye at a cost of $25 million under these arrangements in September 2006, another 4 percent at a cost of $31 million in January 2008 and another 5 percent at a cost of $41 million at the end of December 2008. According to the put arrangement, the aggregate management shareholding may not fall below approximately 10% of Gras Savoye’s share capital while the management shareholders remain general partners of Gras Savoye. The current appointments of the relevant individuals will expire on December 31, 2009. Accordingly (and except in case of death, disability or retirement prior to such date), management shareholders will not have a general put right until January 1, 2010. Payments in connection with management put rights would not have exceeded $67 million if those rights had been fully exercised at December 31, 2008. In addition, we have a call option to move to majority ownership under certain circumstances and in any event from December 2009. Once we exercise this call option, the remaining Gras Savoye shareholders will have a put option to require us to purchase their shares.

Subject to the pre-emption provisions set out in the bye-laws of Gras Savoye, the incremental 42 percent of Gras Savoye shares held by shareholders (excluding the 10 percent holding of management shareholders described above) may be put to us at a price determined by a contractual formula based on earnings and revenue, which at December 31, 2008 would have amounted to approximately $285 million. The shareholders may put their shares individually at any time during the put period and the amounts we may have to pay in connection with the put arrangements may significantly exceed this estimate. In each case, we would have 90 days from the date of a notification from a shareholder who wished to put his shares to us to acquire those shares. The timing of any exercise of these put and call arrangements could have a material affect on our results of operations or cash flows for a particular quarter or annual period.

We have recently disclosed that we are in discussions to sell a portion of our interest in Gras Savoye. Although we have entered into an exclusive arrangement with Astorg Partners, a private equity fund, no definitive agreement with respect to any sale has been entered into by the parties.

International Risks

Our significant non-US operations, particularly our London market operations, expose us to exchange rate fluctuations and various risks that could impact our business.

A significant portion of our operations is conducted outside the United States. Accordingly, we are subject to legal, economic and market risks associated with operating in foreign countries, including devaluations and fluctuations in currency exchange rates; imposition of limitations on conversion of foreign currencies into pounds sterling or dollars or remittance of dividends and other payments by foreign subsidiaries; hyperinflation in certain foreign countries; imposition or increase of investment and other restrictions by foreign governments; and the requirement of complying with a wide variety of foreign laws.

We report our operating results and financial condition in US dollars. Our US operations earn revenue and incur expenses primarily in US dollars. In our London market operations, however, we earn revenue in a number of different currencies, but expenses are almost entirely incurred in pounds sterling. Outside the United States and our London market operations, we predominantly generate revenue and expenses in the local currency. The table gives an approximate analysis of revenues and expenses by currency in 2008, and includes full year HRH results on a proforma basis.

	US	Pounds		Other
	Dollars	Sterling	Euros	Currencies

Revenues	60%	11%	14%	15%
Expenses	53%	26%	9%	12%

Because of devaluations and fluctuations in currency exchange rates or the imposition of limitations on conversion of foreign currencies into US dollars, we are subject to currency translation exposure on the profits of our operations, in addition to economic exposure. Furthermore, the mismatch between pounds sterling revenues and expenses, together with any net sterling balance sheet position we hold in our US dollar denominated London market operations, creates an exchange exposure.

For example, as the pound sterling strengthens, the US dollars required to be translated into pounds sterling to cover the net sterling expenses increase, which then causes our results to be negatively impacted. Our results may also be adversely impacted if we are holding a net sterling position in our US dollar denominated London market operations: if the pound sterling weakens any net sterling asset we are holding will be less valuable when translated into US dollars. Given these facts, the relative strength of the pound sterling relative to the US dollar has in the past had a material negative impact on our reported results. This risk could have a material adverse effect on our business financial condition, cash flow and results of operations in the future.

Where possible, we hedge part of our exposure to exchange rate movements, for example:

•	to the extent that forecast pound sterling expenses exceed pound sterling revenues, we limit our exposure to this exchange rate risk by the use of forward contracts matched to specific, clearly identified cash outflows arising in the ordinary course of business; and

•	to the extent the London market operations also earn significant revenues in Euros and Japanese Yen, we limit our exposure to changes in the exchange rate between the US dollar and these currencies by the use of forward contracts matched to a percentage of forecast cash inflows in specific currencies and periods.

Generally, it is our policy to hedge at least 25 percent of the next 12 months’ exposure in significant currencies.

We do not hedge exposures beyond three years or exposures arising from items, such as our UK pension asset, which will not be reflected in our cash flows in the short term.

In conducting our businesses around the world, we are subject to political, economic, legal, operational and other risks that are inherent in operating in many countries.

In conducting our businesses and maintaining and supporting our global operations, we are subject to legal, economic and market risks. Our businesses and operations are increasingly expanding into new regions throughout the world, including emerging markets, and we expect this trend to continue. The possible effects of economic and financial disruptions throughout the world could have an adverse impact on our businesses. These risks include:

•	the general economic and political conditions in foreign countries;

•	the imposition of controls or limitations on the conversion of foreign currencies or remittance of dividends and other payments by foreign subsidiaries;

•	imposition of withholding and other taxes on remittances and other payments from subsidiaries;

•	imposition or increase of investment and other restrictions by foreign governments;

•	difficulties in controlling operations and monitoring employees in geographically dispersed locations; and

•	the requirement of complying with a wide variety of foreign laws as well as laws and regulations applicable to US business operations abroad, including rules relating to trade sanctions administered by the US Office of Foreign Assets Control, the EU and the UN, and the requirements of the US Foreign Corrupt Practices Act as well as other anti-bribery and corruption rules and requirements in the countries in which we operate.

We could incur substantial losses if one of the financial institutions we use in our operations would happen to fail.

The recent deterioration of the global credit and financial markets has created challenging conditions for financial institutions, including depositories. As the fallout from the credit crisis persists, the financial strength of these institutions may continue to decline. We maintain cash balances at various US depository institutions that are significantly in excess of the US Federal Deposit Insurance Corporation insurance limits. We also maintain cash balances in foreign financial institutions. If one or more of the institutions in which we maintain significant cash balances were to fail, our ability to access these funds might be temporarily or permanently limited, and we could face a material liquidity problem and potentially material financial losses.

USE OF PROCEEDS

The net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $296 million. We intend to use the net proceeds from this offering to purchase any and all outstanding 2010 Notes that are validly tendered and accepted for payment pursuant to the Tender Offer. Any remaining proceeds will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	For the Six
	Months Ended		For the Year Ended December 31,
	June 30, 2009		2008		2007		2006		2005		2004

Ratio of earnings to fixed charges(1)	4.4	x	3.7	x	6.3	x	8.9	x	9.0	x	13.5x

(1)	For the purposes of calculating the consolidated ratio of earnings to fixed charges, “earnings” are defined as income before income taxes, interest in earnings of associates and minority interest plus “fixed charges” and dividends from associates. Fixed charges comprise interest paid and payable, including the amortization of interest, and an estimate of the interest expense element of lease rentals.

CAPITALIZATION

The following table presents the consolidated capitalization of Willis Group Holdings Limited as of June 30, 2009 and as of June 30, 2009 on an as adjusted basis to give effect to the issuance of the notes offered by this prospectus supplement and the use of proceeds therefrom.

You should read this table in conjunction with our unaudited consolidated financial statements for the six months ended June 30, 2009 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Quarterly Report on Form 10-Q for the six months ended June 30, 2009.

		As Adjusted,
	As of	As of
	June 30, 2009	June 30, 2009
	($ in millions)

Cash:
Cash and cash equivalents	$103	$142
Debt:
5.125% senior notes due 2010(1)	250	—
5.625% senior notes due 2015	350	350
6.200% senior notes due 2017	600	600
12.875% senior notes due 2016	500	500
5-year term loan facility	700	700
Revolving credit facility(2)	95	95
Other bank loans	1	1
Notes offered hereby	—	300

Total debt	$2,496	$2,546

Shareholders’ equity:
Common shares, par value $0.000115 per share; 4,000 million shares authorized, 168,081,645 shares issued and outstanding	$—	$—
Additional paid-in capital	907	907
Retained earnings	1,787	1,780
Accumulated other comprehensive loss, net of tax	(576)	(576)
Treasury shares, at cost, 83,580 shares	(4)	(4)

Total Willis Group Holdings Limited shareholders’ equity	2,114	2,107
Noncontrolling interests	44	44

Total shareholders’ equity	2,158	2,151

Total capitalization	$4,654	$4,697

(1)	Assumes the repurchase of all of our 2010 Notes in the Tender Offer.
(2)	As of June 30, 2009, $205 million was available under our revolving credit facility. The revolving credit facility bears interest at LIBOR plus 2.250% and expires on October 1, 2013. The 5-year term loan facility also bears interest at LIBOR plus 2.250% and is repayable $35 million per quarter commencing December 31, 2009, with a final payment of $140 million due in the fourth quarter of 2013.

DESCRIPTION OF OTHER DEBT

Senior Credit Facilities

On October 1, 2008, in connection with its merger with HRH, Willis North America entered into a new $1 billion, 5-year senior unsecured credit facility, consisting of a $700 million term loan facility (the “Senior Term Facility”) and a $300 million revolving credit facility (the “Senior Revolving Facility” and, together with the Senior Term Facility the “Senior Facilities”). At June 30, 2009, Willis North America had $795 million outstanding under its Senior Facilities.

Borrowings under the Senior Facilities bear interest, at Willis North America’s option, at a rate equal to either (i) a base rate determined by reference to the higher of (a) Bank of America’s “prime rate” and (b) the federal funds effective rate, plus 0.5% or (ii) the London Interbank Offered Rate (“LIBOR”) published by Reuters, for the corresponding deposits of U.S. dollars for the interest period relevant to such borrowing, plus, in each case, a commitment fee based upon the rating of Willis North America’s senior, unsecured long-term debt (as described in the Senior Facilities).

Loans outstanding under the Senior Term Facility will be required to be prepaid with the net proceeds of non-ordinary course material asset sales and extraordinary receipts, such as indemnity payments, in each case, in excess of $5.0 million, unless, after the making of such prepayment, the pro forma consolidated leverage ratio of the Willis Group shall be no greater than 2.50 to 1.00.

Willis North America may voluntarily prepay outstanding loans under the Senior Facilities, in whole or in part, at its option at any time, at par plus accrued and unpaid interest and subject to, in the case of loans based on LIBOR, customary “breakage” costs with respect to such LIBOR loans.

All obligations under the Senior Facilities are jointly and severally guaranteed on a senior basis by Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited.

The Senior Facilities contain covenants that, among other things, limit, subject to certain exceptions, Willis North America’s ability and the ability of Willis Group Holdings Limited and its subsidiaries to, among other things:

•	make investments;

•	engage in mergers or consolidations;

•	create liens;

•	sell or otherwise dispose of assets;

•	enter into sale and leaseback transactions; and

•	make dividends and other distributions.

In addition, the Senior Facilities include two financial covenants requiring that the Willis Group maintain: (i) a consolidated leverage ratio (based on the ratio of total debt to consolidated adjusted EBITDA, as defined in the Senior Facilities) of not more than that certain ratio set forth in the credit agreement relating to the Senior Facilities for each applicable fiscal quarter; and (ii) a fixed charge coverage ratio (based on the ratio of their scheduled payments of principal and interest on indebtedness to the consolidated adjusted EBITDA) of not less than that certain ratio as set forth in the credit agreement relating to the Senior Facilities for each applicable fiscal quarter.

The Senior Facilities also contain certain customary events of default, including relating to non-payment, breach of covenant, cross-default, bankruptcy and change of control.

Senior Debt Securities

Willis North America currently has outstanding $1,200 million aggregate principal amount of the Willis North America Debt Securities. The Willis North America Debt Securities are senior, unsecured obligations, ranking equal with all of Willis North America’s existing and future senior debt, senior in right of payment to all of Willis North America’s future subordinated debt and effectively subordinated to all of Willis North America’s future secured debt to the extent of the value of the assets securing such debt.

The Willis North America Debt Securities are fully and unconditionally guaranteed on a senior, unsecured basis by Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, which collectively comprise all of the direct and indirect parent entities of Willis North America Inc.

Willis North America may redeem the Willis North America Debt Securities in whole at any time or in part from time to time at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) the remaining scheduled payments of principal and interest on the Willis North America Debt Securities being redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus a margin of 25 basis points for the 5.625% senior notes due 2015 and the 6.200% senior notes due 2017, and 20 basis points for the 2010 Notes, plus, in each case, accrued an unpaid interest, if any, to the redemption date.

The Willis North America Debt Securities contain certain restrictive covenants which limit, subject to certain exceptions, the ability of Willis North America and Willis Group Holdings Limited and its subsidiaries to, among other things:

•	incur liens;

•	dispose of Significant Subsidiaries (as defined in the base indenture governing the Willis North America Debt Securities); and

•	merge, consolidate or sell assets.

The Willis North America Debt Securities also contain certain customary events of default.

Mezzanine Debt Securities

Willis North America, along with Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, TA IV Limited and Willis Group Limited has fully and unconditionally guaranteed the $500 million aggregate principal amount of 12.875% unsecured Senior Notes due 2016 issued by Trinity Acquisition plc on March 6, 2009 (the “Mezzanine Notes”).

The Mezzanine Notes bear interest at a rate of 12.875% per year. The Mezzanine Notes are redeemable in whole or in part at any time prior to September 1, 2013 by paying a “make-whole premium” and at any time thereafter at stated redemption prices, in each case plus accrued and unpaid interest to the date of redemption. The Mezzanine Notes may also be redeemed in whole, but not in part, upon the occurrence of certain changes or amendments to the laws and regulations of the United Kingdom which would subject the Issuer to the payment of Additional Amounts, as described in the indenture governing the Mezzanine Notes (the “Mezzanine Indenture”).

In the event of a change of control (as defined in the Mezzanine Indenture), Trinity Acquisition plc will be required to offer to repurchase all of the Mezzanine Notes then outstanding at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the repurchase date.

The Mezzanine Notes also contain certain covenants which restrict the ability of Willis Group Holdings Limited and its subsidiaries to, among other things:

•	incur additional indebtedness;

•	make certain distributions, investments and other restricted payments;

•	create certain liens;

•	sell assets or enter into sale and leaseback transactions;

•	merge, consolidate or sell substantially all of its or their assets; and

•	issue certain equity securities.

The Mezzanine Notes also contain certain customary events of default.

DESCRIPTION OF NOTES

The following is a description of the material terms of the notes offered pursuant to this prospectus supplement. This description supplements, and to the extent inconsistent, modifies the description of the general terms and provisions of the debt securities referred to as Willis North America Debt Securities that is set forth in the accompanying prospectus under “Description of Debt Securities.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement.

The notes will be issued under an indenture, dated as of July 1, 2005, among Willis North America Inc., the Guarantors and The Bank of New York Mellon (formerly known as The Bank of New York), successor to JPMorgan Chase Bank, N.A., as trustee (“BNY Mellon”), as supplemented by a supplemental indenture dated as of September 29, 2009. This indenture is referred to as the Willis North America senior indenture in the accompanying prospectus. In this section, we refer to the indenture, together with the supplemental indenture, as the “indenture.” The following statements with respect to the notes are summaries of the provisions of the notes and the indenture. We urge you to read such documents in their entirety because they, and not this description, will define your rights as holders of the notes. A copy of the form of indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

General

The Issuer, Willis North America, will issue $300 million of notes. As described under “— Further Issuances,” under the indenture the Issuer can issue additional notes at later dates. In addition, the Issuer can issue additional series of debt securities without limitation as to aggregate principal amount under the indenture in the future.

The notes will be issued only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 above that amount. The notes initially will be represented by one or more global certificates registered in the name of a nominee of The Depository Trust Company, which we refer to in this prospectus supplement as DTC, as described under “— Book-Entry, Delivery and Form.”

The trustee, through its corporate trust office in New York City, will act as the Issuer’s paying agent and security registrar in respect of the notes. The current location of such corporate trust office is 101 Barclay Street, 8W, New York, New York 10286. So long as the notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by the Issuer through the paying agent to DTC.

The notes will not be entitled to the benefit of any sinking fund.

Payments

The notes will mature on September 29, 2019.

Interest on the notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2010 (whether or not a business day). The Issuer will pay interest to those persons who were holders of record on the March 1 or September 1 immediately preceding the applicable interest payment date. Interest will accrue from the date of original issuance or, if interest has already been paid, or duly provided for, from the date it was most recently paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Further Issuances

The Issuer may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of the notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance and the issue price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the previously issued notes of such series, including for voting purposes.

Ranking

The notes will be:

•	unsubordinated unsecured obligations of the Issuer;

•	equal in ranking (“pari passu”) with all the Issuer’s existing and future senior debt, including the Willis North America Debt Securities, its guarantee of Trinity Acquisition plc’s existing 12.875% senior notes due 2016 and any debt under our senior credit facilities;

•	senior in right of payment to all the Issuer’s future subordinated debt;

•	effectively subordinated to all the Issuer’s future secured debt to the extent of the value of the assets securing such debt; and

•	guaranteed on a senior unsecured basis by the Guarantors.

As of June 30, 2009, after giving effect to this offering and the application of the net proceeds therefrom (assuming all outstanding 2010 Notes are tendered in the Tender Offer), the total outstanding senior indebtedness of Willis North America Inc. that would rank equally with the notes would have been approximately $2,546 million.

The Issuer only has a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of the Issuer’s subsidiaries have against those subsidiaries. Holders of the notes will only be creditors of the Issuer, and not of the Issuer’s subsidiaries. As a result, all the existing and future liabilities of the Issuer’s subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the notes.

As of June 30, 2009, the subsidiaries of Willis North America Inc. had no outstanding indebtedness, other than ordinary course trade payables.

The Issuer’s subsidiaries have other liabilities, including contingent liabilities that may be significant. The indenture does not contain any limitations on the amount of additional debt that the Issuer and its subsidiaries may incur. The amounts of this debt could be substantial, and this debt may be debt of the Issuer’s subsidiaries, in which case this debt would be effectively senior in right of payment to the notes.

The notes are obligations exclusively of the Issuer. Substantially all of its operations are conducted through subsidiaries. Therefore, the Issuer’s ability to service its debt, including the notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to the Issuer. Certain laws restrict the ability of these subsidiaries to pay dividends and make loans and advances to the Issuer. In addition, such subsidiaries may enter into contractual arrangements that limit their ability to pay dividends and make loans and advances to the Issuer.

Guarantees

The Issuer’s obligations under the indenture will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Guarantors pursuant to the terms of the indenture. Each Guarantee will be:

•	a general unsecured obligation of the applicable Guarantor;

•	equal in ranking (“pari passu”) with any existing or future unsecured debt of such Guarantor that is not expressly subordinated in right of payment to such Guarantee, including such Guarantor’s guarantee of the Willis North America Debt Securities, Trinity Acquisition plc’s senior notes due 2016 and such Guarantor’s guarantee under our senior credit facilities;

•	senior in right of payment to any existing or future debt of the applicable Guarantor that is expressly subordinated in right of payment to such Guarantee; and

•	effectively subordinated to any existing or future secured debt of such Guarantor to the extent of the value of the assets securing such debt.

As of June 30, 2009, after giving effect to the offering and the application of the net proceeds therefrom (assuming all outstanding 2010 Notes are tendered in the Tender Offer), the total outstanding debt of the Guarantors in the aggregate would have been approximately $2,546 million.

The obligations of each Guarantor under its Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable U.S. Federal, state or other laws. Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from the other Guarantors in a pro rata amount based on the net assets of each Guarantor determined in accordance with generally accepted accounting principles.

Optional Redemption

The Issuer may redeem the notes in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points.

In the case of any such redemption, the Issuer will also pay accrued and unpaid interest, if any, to the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Issuer appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means (1) each of Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in the United States (a “Primary Treasury Dealer”), the Issuer shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding the redemption date for the notes being redeemed.

“Treasury Rate” means, with respect to any redemption date: (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the

Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the date fixed for redemption.

The Issuer will mail a notice of redemption to each holder of notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Any notice to holders of notes to be redeemed of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an officers’ certificate delivered to the trustee no later than two business days prior to the redemption date. Unless the Issuer defaults on payment of the redemption price, interest will cease to accrue on the notes to be redeemed or portions thereof called for redemption. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called (i) if the notes to be redeemed are listed on any securities exchange, in accordance with the requirements of such exchange, or (ii) if the notes to be redeemed are not so listed, by such method as the trustee deems fair and appropriate.

Interest Rate Adjustment

The interest rate payable on the notes will be subject to adjustment from time to time if either Moody’s Investors Service, Inc., referred to as Moody’s, or Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. referred to as S&P, downgrades (or subsequently upgrades) the debt rating assigned to the notes (a “rating”) as set forth below.

If the rating from Moody’s is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from that set forth on the cover page of this prospectus supplement by the percentage set forth opposite that rating:

Moody’s Rating	Percentage

Ba1	0.50%
Ba2 or below	1.00%

If the rating from S&P is decreased to a rating set forth in the immediately following table, the interest rate on the notes will increase from that set forth on the cover page of the prospectus supplement by the percentage set forth opposite that rating:

S&P Rating	Percentage

BB+	0.50%
BB or below	1.00%

If Moody’s or S&P subsequently increases its rating to any of the threshold ratings set forth above, the interest rate on each of the notes will be decreased such that the interest rate for the notes equals the interest rate set forth on the cover page of this prospectus supplement plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase. If Moody’s subsequently increases its rating to Baa3 or higher and S&P increases its rating to BBB– or higher, the interest rate on each of the notes will remain at, or be decreased to, as the case may be, the interest rate set forth on the cover page of this prospectus supplement. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the notes be reduced to below the interest rate set forth on the cover page of this prospectus supplement, and (2) the total increase in the interest rate on the notes exceed 2.00% above the interest rate set forth on the cover page of this prospectus supplement.

If either Moody’s or S&P ceases to provide a rating, any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the notes shall be made solely as a result of either Moody’s or S&P ceasing to provide a rating. If both Moody’s and S&P cease to provide a rating, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% above the interest rate set forth on the cover page of this prospectus supplement.

Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. The term “interest period ” means the period from and including an interest payment date to and excluding the next succeeding interest payment date.

Certain Covenants

Limitation on Liens

The indenture provides that Willis Group Holdings Limited shall not, and shall not permit any of its subsidiaries to, directly or indirectly, incur or suffer to exist, any Lien, other than a Permitted Lien, which we refer to in this prospectus supplement as an Initial Lien, securing Debt upon any Capital Stock of any Significant Subsidiary of Willis Group Holdings Limited that is owned, directly or indirectly, by Willis Group Holdings Limited or any of its subsidiaries, in each case whether owned at the date of the original issuance of the notes or thereafter acquired, or any interest therein or any income or profits therefrom unless it has made or will make effective provision whereby the notes will be secured by such Lien equally and ratably with (or prior to) all other Debt of Willis Group Holdings Limited or any subsidiary secured by such Lien. Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien.

Limitation on Dispositions of Significant Subsidiaries

The indenture provides that Willis Group Holdings Limited shall not, and shall not permit any of its subsidiaries to, directly or indirectly, sell, transfer or otherwise dispose of, and will not permit any Significant Subsidiary to issue, any Capital Stock of any Significant Subsidiary of Willis Group Holdings Limited. Notwithstanding the foregoing limitation, (a) Willis Group Holdings Limited and its subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such Capital Stock to any subsidiary of Willis Group Holdings Limited, (b) any subsidiary of Willis Group Holdings Limited may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such securities to Willis Group Holdings Limited or another subsidiary of Willis Group Holdings Limited, (c) Willis Group Holdings Limited and its subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such Capital Stock, if the consideration received is at least equal to the fair market value (as determined by the board of directors of Willis Group Holdings Limited acting in good faith) of such Capital Stock, and (d) Willis North America Inc. and its subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such securities if required by law or any regulation or order of any governmental or regulatory authority. Notwithstanding the foregoing, Willis Group Holdings Limited may merge or consolidate any of its Significant Subsidiaries into or with another one of its Significant Subsidiaries and may sell, transfer or otherwise dispose of its business in accordance with the provision described under “— Covenants, Merger, Consolidation or Sale of Assets.”

Merger, Consolidation or Sale of Assets

The Issuer or any of the Guarantors, without the consent of any holder of outstanding notes, may consolidate with or merge into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, provided that:

1. the person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the Issuer or such Guarantor, as the case may be, substantially as an entirety:

(a) is organized (i) in the case of the Issuer, under the laws of any United States jurisdiction any state thereof or the District of Colombia; (ii) in the case of any Guarantor other than Willis Group Holdings Limited, under the laws of England and Wales; and (iii) in the case of Willis Group Holdings Limited, under the laws of any United States jurisdiction, any state thereof, Bermuda, England and Wales or any country that is a member of the European Monetary Union and was a member of the European Monetary Union on January 1, 2004; and

(b) expressly assumes the Issuer’s or such Guarantor’s obligations on the notes and under the indenture;

2. after giving effect to the transaction, no event of default shall have happened and be continuing; and

3. certain other conditions are met, including in the case of a consolidation with or merger into a person organized other than under the laws of Bermuda by Willis Group Holdings Limited or the conveyance, transfer or lease by Willis Group Holdings Limited of its properties and assets substantially as an entity to a person organized other than under the laws of Bermuda that Willis Group Holdings Limited shall have delivered, or have caused to be delivered, to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction or series of transactions and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction or series of transactions had not occurred.

Additional Amounts

With respect to any payments made by a Guarantor that is organized other than under the laws of the United States of America, any State thereof or the District of Columbia, all payments made by the Guarantor under, or with respect to, the notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto), which we collectively refer to in this prospectus supplement as the Taxes, imposed or levied by or on behalf of the jurisdiction of organization of such Guarantor or any political subdivision thereof or taxing authority therein, which we refer to in this prospectus supplement as a Taxing Jurisdiction, unless such Guarantor is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

If any Guarantor is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the notes, such Guarantor will pay such additional amounts, which we refer to in this prospectus supplement as Additional Amounts, as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted.

The foregoing provisions will survive any termination or discharge of the indenture and any defeasance of the notes.

Events of Default

Each of the following constitutes an event of default with respect to the notes under the indenture:

•	a default in payment of interest (including Additional Amounts) on the notes when due continued for 30 days;

•	a default in the payment of the principal of or premium, if any, on the notes at maturity;

•	a default in the performance, or breach, of any other covenant of the Issuer or any Guarantor (other than a covenant a default in whose performance or whose breach is elsewhere dealt with or which has been included in the indenture solely for the benefit of debt securities other than such series of notes) continued for 60 days after written notice from the trustee to the Issuer or the holders of 25% or more in principal amount of the notes outstanding to the Issuer and the trustee, respectively;

•	a default under any Debt by the Issuer, any Guarantor or any of their respective subsidiaries that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $30 million or its foreign currency equivalent at the time;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any Guarantee shall for any reason cease to exist or shall not be in full force and effect enforceable in accordance with its terms.

If an event of default with respect to the notes shall occur and be continuing, the trustee or the holders of not less than 25% in principal amount of the notes then outstanding may declare the unpaid principal balance immediately due and payable. Notwithstanding the foregoing, in the case an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding notes will become due and payable immediately without further action or notice. However, any time after a declaration of acceleration with respect to any notes has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding notes may, by written notice rescind and annul such acceleration under certain circumstances. See “Modification and Waiver” below.

The Issuer must file annually with the trustee an officers’ certificate stating whether or not it is in default in the performance and observance of any of the terms, provisions and conditions of the indenture and, if so, specifying the nature and status of the default.

The indenture provides that the trustee, within 90 days after the occurrence of a default, will give by mail to all holders of the notes notice of all defaults known to it, unless such default has been cured or waived; but in the case of a default other than in respect of the payment of the principal of or interest on the notes, the trustee shall be protected in withholding such notice if a committee of its trust officers in good faith determines that the withholding of such notice is in the interests of the holders of the notes.

Modification and Waiver

The modification and amendment provisions of the indenture described under “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus will apply to the notes.

Satisfaction and Discharge of Indenture; Defeasance

The discharge, defeasance and covenant defeasance provisions of the indenture described under “Description of Debt Securities — Satisfaction and Discharge of Indenture; Defeasance” in the accompanying prospectus will apply to the notes.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of the Issuer’s creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Issuer or any of its affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign, subject to its right under the Trust Indenture Act to seek a stay of its duty to resign.

Pursuant to an agreement concluded in October 2006 between JPMorgan Chase & Co. and The Bank of New York Company, Inc., JPMorgan Chase Bank, N.A. transferred its corporate trust business to BNY Mellon.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

SEC Reports and Reports to Holders

The SEC reports and reports to holders provisions of the indenture described under “Description of Debt Securities — Covenants — Other Covenants” in the accompanying prospectus will apply to the notes.

Book-Entry, Delivery and Form

DTC, New York, NY, will act as securities depository for the notes. The notes will be issued as fully registered Global Securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Investors may elect to hold interests in the notes through DTC if they are participants in the DTC system, or indirectly through organizations which are participants in the DTC system.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants, which we refer to in this prospectus supplement as the Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we refer to in this prospectus supplement as Indirect Participants, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

Purchases of the notes under the DTC system must be made by or through Direct Participants, which receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, which we refer to in this prospectus supplement as the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes except in the event that use of the book-entry system for the notes is discontinued. As a result, the ability of a person having a beneficial interest in the notes to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer notes evidenced by the global notes will be limited to such extent.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, interest and premium, if any, on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Issuer on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the Issuer’s responsibility and disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC effected in U.S. dollars.

Secondary market sales of book-entry interests in the notes between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations in DTC’s Settlement System.

If DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Issuer within 90 days, the Issuer will issue individual notes in exchange for the Global Security representing such notes. In addition, the Issuer may, at any time and in its sole discretion and subject to DTC’s procedures, determine not to have the notes represented by one or more Global Securities and, in such event, will issue individual notes in exchange for the Global Security or Securities representing the notes. Also, if an event of default with respect to the notes shall have occurred and be continuing, the Issuer may, and upon the request of the trustee, shall execute, notes in definitive form in exchange for the Global Security or Securities representing the notes. Individual notes will be issued in denominations of $2,000 and any integral multiple of $1,000 above that amount.

Neither the Issuer nor the trustee will have any responsibility or obligation to participants in the DTC system or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the notes, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the beneficial owners of the notes.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee nor the underwriter, dealers or agents are responsible for the accuracy or completeness of this information.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking, société anonyme, Luxembourg (“Clearstream Banking SA”) and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain Definitions

Set forth below are certain of the defined terms used in the indenture.

“Capital Stock” means, with respect to any person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such person, including, without limitation, preferred stock and any debt security convertible or exchangeable into such equity interest.

“Debt” means:

(a) the principal of and premium (if any) in respect of any obligation of such person for money borrowed, and any obligation evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(b) all obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and leaseback transaction entered into by such person;

(c) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(e) all obligations of the type referred to in clauses (a) through (d) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(f) all obligations of the type referred to in clauses (a) through (d) of other persons secured by any Lien on any property of such person (whether or not such obligation is assumed by such person); and

(g) to the extent not otherwise included in this definition, hedging obligations of such person.

“Guarantee” means a guarantee on the terms set forth in the indenture by a Guarantor of the Issuer’s obligations with respect to the notes.

“Guarantor” means each of Willis Group Holdings Limited, a company organized and existing under the laws of Bermuda, Willis Investment UK Holdings Limited, a company organized and existing under the laws of England and Wales, TA I Limited, a company organized and existing under the laws of England and Wales, TA II Limited, a company organized and existing under the laws of England and Wales, TA III Limited, a company organized and existing under the laws of England and Wales, Trinity Acquisition plc, a company organized and existing under the laws of England and Wales, TA IV Limited, a company organized and existing under the laws of England and Wales, Willis Group Limited, a company organized and existing under the laws of England and Wales, and any other person that becomes a Guarantor pursuant to the indenture.

“Lien” means, with respect to any property of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property (including any capital lease obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

“Permitted Lien” means Liens on the Capital Stock of a Significant Subsidiary to secure Debt incurred to finance the purchase price of such Capital Stock; provided that any such Lien may not extend to any other property of Willis Group Holdings Limited or any other subsidiary of Willis Group Holdings Limited and provided further that such Debt matures within 180 days from the date such Debt was incurred.

“Significant Subsidiary” means any subsidiary that would be a “Significant Subsidiary” of a specified person within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

CERTAIN MATERIAL INCOME TAX CONSEQUENCES

Bermuda Taxation

The following summary of Bermuda tax matters is based upon the advice of Appleby, our Bermuda counsel, regarding current law and practice in Bermuda. This summary does not purport to be a comprehensive description of all the tax considerations which may be relevant to a decision to purchase the Issuer’s notes. Investors are urged to consult their professional advisers on the possible tax consequences of their subscribing for, purchasing, holding, selling or redeeming the Issuer’s notes under the laws of their countries of citizenship, residence, ordinary residence or domicile.

On the date of this prospectus supplement, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or our shareholders or noteholders, other than shareholders or noteholders ordinarily resident in Bermuda.

Pursuant to the Exempted Undertakings Tax Protection Act 1966, as amended, we have received an undertaking from the Bermuda Ministry of Finance that, in the event of there being enacted in Bermuda any legislation imposing withholding or other tax computed on profits or income, or computed on any capital assets, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not until March 28, 2016 be applicable to us or to any of our operations, or to our shares, debentures or other obligations except and so far as such tax applies to persons ordinarily resident in Bermuda and holding such shares, debentures or other obligations or any land leased or let to us in Bermuda.

As an exempted company, we are liable to pay to the Bermuda Government an annual Government fee presently not to exceed $27,825, based upon our assessable capital.

United States Taxation

This section describes the material United States federal income tax consequences of owning the notes offered in this offering. It applies to you only if you acquire notes in the offering at the offering price and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks;

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. In addition, this section does not address the effect of United States federal alternative minimum tax, gift or estate tax laws (except as discussed below for United States alien holders), or any state, local or non-U.S. tax laws.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in the United States or organized under the laws of any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996 and certain other conditions apply.

If you are not a United States holder, this subsection does not apply to you and you should refer to “United States Alien Holders” below.

Interest Rate Adjustment and Make-Whole Redemption.  The Company believes that the possibility of an interest rate adjustment or a redemption at a price greater than the principal amount of the notes is remote and therefore the rules governing contingent payment debt instruments should not apply to the notes. See ’Description of Notes — Interest Rate Adjustment’ and ’Description of Notes — Optional Redemption’.

Payments of Interest.  You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Purchase, Sale and Retirement of the Notes.  Your tax basis in your note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement (excluding any amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously included in income), and your tax basis in your note. Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are not a United States holder (as described above) or a partnership (including any entity treated as a partnership) for United States federal income tax purposes.

If you are a United States holder, this subsection does not apply to you.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

•	The Issuer and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of payments of interest:

(a) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;

(b) you are not a controlled foreign corporation that is related to the Issuer through stock ownership; and

(c) the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

i. you have furnished to the Issuer or the applicable U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person;

ii. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the

United States), you have furnished to the Issuer or the applicable U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person;

iii. the issuer or the applicable U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

a. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

b. a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

c. a U.S. branch of a non-United States bank or of a non-United States insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);

iv. the issuer or the applicable U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

a. certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

b. to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

v. the issuer or the applicable U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the notes in accordance with U.S. Treasury regulations.

•	Interest paid to you that does not qualify for the above exemption from withholding tax will generally be subject to withholding of United States federal income tax at the rate of 30% unless you provide the Issuer or the applicable U.S. payor with a properly executed:

•	IRS Form W-8BEN (or an acceptable substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If, however, the interest is effectively connected with the conduct of a trade or business in the United States, the interest will generally be subject to the U.S. federal income tax as if you were a United States holder unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, under certain circumstances you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) on your earnings and profits for the taxable year (subject to adjustments) that are effectively connected to a trade or business conducted by you in the United States.

•	You generally will not be subject to United States federal income tax on a net income basis upon the sale or other disposition of the notes, unless:

•	the gain is effectively connected with a trade or business carried on by you within the United States (or, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by you); or

•	in the case of a United States alien holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year of the sale of disposition and certain other conditions are met.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote at the time of death; and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

Non-Corporate United States Holder

In general, if you are a noncorporate United States holder, the Issuer and other payors are required to report to the Internal Revenue Service all payments of principal and interest on your note. In addition, the Issuer and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holder

In general, if you are a United States alien holder, payments of principal or interest made by the Issuer and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. However, the Issuer and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

(a) an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

(b) other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

(a) one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

(b) such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules may be refunded by the Internal Revenue Service or expedited against your United States federal income tax liability, if any, provided you timely furnish the required information to the Internal Revenue Service.

UNDERWRITING

Banc of America Securities LLC and J.P. Morgan Securities Inc. are acting as joint book-running managers and underwriters of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name in the table below.

Principal
Underwriter	Amount

Banc of America Securities LLC	$90,000,000
J.P. Morgan Securities Inc.	90,000,000
RBS Securities Inc.	37,500,000
SunTrust Robinson Humphrey, Inc.	37,500,000
Barclays Capital Inc.	7,800,000
ING Financial Markets LLC	7,800,000
Lloyds TSB Bank plc	7,800,000
Mitsubishi UFJ Securities (USA), Inc.	7,800,000
Morgan Stanley & Co. Incorporated	7,800,000
Scotia Capital (USA) Inc.	6,000,000
Total	$300,000,000

WCMA, which is a unit of Willis Securities, Inc., an affiliate of Willis North America Inc., is acting as a transaction advisor for this offering. WCMA is not acting as an underwriter, syndicate or selling group member or otherwise assisting or participating in the distribution of the notes offered hereby.

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by
Willis North America

Per note	0.650%

In connection with the offering, Banc of America Securities LLC and J.P. Morgan Securities Inc. on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of the notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids for or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Banc of America Securities LLC and J.P. Morgan Securities Inc. in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses (including underwriting discounts) for this offering will be $3 million.

The underwriters and their affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. Certain affiliates of the underwriters have committed amounts to our senior credit facilities as lenders. The underwriters or their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. For instance, Banc of America Securities LLC, J.P Morgan Securities Inc. and affiliates thereof have performed services for us in connection with (i) a Credit Agreement, dated as of October 1, 2008, among Willis North America Inc., Willis Group Holdings Limited, Bank of America, N.A., as Administrative Agent, Lender and Swing Line Lender, J.P. Morgan Chase Bank, N.A., as Lender, the other Lenders party thereto, J.P. Morgan Securities Inc., as Book Manager, and Banc of America Securities LLC, as Book Manager and Sole Lead Arranger and (ii) an Interim Credit Agreement, dated as of October 1, 2008, among Willis North America Inc., Willis Group Holdings Limited, Bank of America, N.A., as Administrative Agent, Lender and Swing Line Lender, J.P. Morgan Chase Bank, N.A., as Lender, the other Lenders party thereto, J.P. Morgan Securities Inc., as Book Manager, and Banc of America Securities LLC, as Book Manager and Sole Lead Arranger. In addition, J.P. Morgan Securities Inc. is also acting as a dealer manager in the Tender Offer.

Delivery of the notes is expected to be made against payment thereof on the date that is five business days from the date of pricing of the notes (“T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade agree otherwise. Accordingly, purchasers may be required, by virtue of the fact that the notes may settle after the third business day following the date of pricing, to specify alternate settlement agreements to prevent a failed settlement.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of notes described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the notes as contemplated in this prospectus. Accordingly, no purchaser of the notes, other than the underwriter, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL OPINIONS

The validity of the notes offered hereby and the related guarantees will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York, and Appleby, Bermuda. Weil, Gotshal & Manges LLP may rely upon Appleby with respect to matters governed by Bermuda law. Certain legal matters will be passed upon for the underwriters by Dewey & LeBoeuf LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus supplement by reference from the Willis Group Holdings Limited and subsidiaries’ Annual Report on Form 10-K, and the effectiveness of Willis Group Holdings Limited’s and subsidiaries internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

WILLIS GROUP HOLDINGS LIMITED

Debt Securities
Preferred Stock
Common Stock
Warrants
Warrant Units
Stock Purchase Contracts
Stock Purchase Units
Prepaid Stock Purchase Contracts
TRINITY ACQUISITION PLC
Debt Securities
WILLIS NORTH AMERICA INC.
Debt Securities

Guarantees of Debt Securities of
Trinity Acquisition plc and Willis North America Inc.

We or either of our indirect wholly-owned subsidiaries named above (the “Subsidiary Issuers”) may offer the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or either of the Subsidiary Issuers may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

See “Risk Factors” on page 3 for a discussion of matters that you should consider before investing in these securities.

Willis Group Holdings Limited’s common stock is listed on the New York Stock Exchange under the symbol “WSH”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Willis Group Holdings Limited, either of the Subsidiary Issuers or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated June 19, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or either of the Subsidiary Issuers may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus describes some of the general terms that may apply to the securities that we or either of the Subsidiary Issuers may offer and the general manner in which the securities may be offered. Each time we or the Subsidiary Issuers sell securities, we or the Subsidiary Issuers will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. Willis Group Holdings Limited, the Subsidiary Issuers and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material”. A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with the additional information described under the heading “Incorporation By Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information About Us”.

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the Subsidiary Issuers, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the Subsidiary Issuers are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the Subsidiary Issuers may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by Willis Group Holdings Limited or the Subsidiary Issuers directly or through dealers or agents designated from time to time. If Willis Group Holdings Limited or the Subsidiary Issuers, directly or through agents, solicit offers to purchase the securities, Willis Group Holdings Limited and the Subsidiary Issuers reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

i

References in this prospectus to the “Company”, “Willis Group Holdings Limited”, “Holdings”, refer to Willis Group Holdings Limited only and do not include its consolidated subsidiaries. Unless the context otherwise requires, references to “we”, “us” or “our” refer to the Company and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$”.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

We have included in this document “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act” which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect or anticipate may occur in the future, including such things as the potential benefits of the business combination transaction involving Willis Group Holdings Limited and its subsidiaries and Hilb, Rogal & Hobbs Company, which we refer to asgHRH,” our outlook and guidance regarding future adjusted operating margin and adjusted earnings per diluted share, future capital expenditures, expected growth in commissions and fees, business strategies, competitive strengths, goals, the anticipated benefits of new initiatives, growth of our business and operations, plans, and references to future successes are forward-looking statements. Also, when we use the words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “probably”, or similar expressions, we are making forward-looking statements.

There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	our ability to achieve the expected cost savings, synergies and other strategic benefits as a result of the acquisition of HRH or the amount of time it may take to achieve such cost savings, synergies and benefits expected due to the integration of HRH with our operations,

•	our ability to continue to manage our indebtedness,

•	our ability to implement and realize anticipated benefits of the Shaping our Future initiative and other new initiatives,

•	our ability to retain existing clients and attract new business, and our ability to retain key employees,

•	changes in commercial property and casualty markets, or changes in premiums and availability of insurance products due to a catastrophic event such as a hurricane,

•	volatility or declines in other insurance markets and the premiums on which our commissions are based,

•	impact of competition,

•	the impact of insolvencies of clients or insurance companies resulting from an economic downturn,

•	the timing or ability to carry out share repurchases or take other steps to manage our capital and limitations in our long-term debt agreements that may restrict our ability to take these actions,

•	a significant decline in the value of investments that fund our pension plans or changes in our pension plan funding obligations,

•	fluctuations in exchange and interest rates that could affect expenses and revenue,

•	rating agency actions that could inhibit ability to borrow funds or the pricing thereof,

•	domestic and foreign legislative and regulatory changes affecting both our ability to operate and client demand,

•	potential costs and difficulties in complying with a wide variety of foreign laws and regulations, given the global scope of our operations,

•	the impact of current financial market conditions on the results of our operations and financial condition,

•	changes in the tax or accounting treatment of our operations,

•	our exposure to potential liabilities arising from errors and omissions claims against us,

•	the results of regulatory investigations, legal proceedings and other contingencies and

•	the timing of any exercise of put and call arrangements with associated companies.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors see also the section entitled “Risk Factors”.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

BERMUDA MONETARY AUTHORITY

The Bermuda Monetary Authority has classified us as a non-resident of Bermuda for exchange control purposes. Accordingly, the Bermuda Monetary Authority does not restrict our ability to convert currency, other than Bermuda dollars, held for our account to any other currency, to transfer funds in and out of Bermuda or to pay dividends or other forms of payment to non-Bermuda residents who are shareholders or holders of our other securities, other than in Bermuda dollars.

The Bermuda Monetary Authority and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement. Securities may be offered or sold in Bermuda only in compliance with the Investment Business Act 2003 of Bermuda which regulates the sale of securities in Bermuda.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site referred to above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities registered by the registration statements of which this prospectus is a part:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 27, 2009;

•	Our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2009 filed on May 8, 2009;

•	Our Current Reports on Form 8-K filed on January 5, 2009, February 6, 2009, February 12, 2009, March 11, 2009, March 12, 2009, May 12, 2009 and June 10, 2009; and

•	The description of the Company’s capital stock contained in (i) the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 21, 2001 and (ii) Item 4-Submission of Matters to a Vote of Security Holders of Part II-Other Information to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed on May 9, 2008.

The Company makes available, free of charge through our website at www.willis.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC. Unless specifically incorporated by reference in this prospectus, information on our website is not a part of the registration statement. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

Willis Group Holdings Limited
One World Financial
200 Liberty Street, 7th Floor
New York, New York 10281
Attention: Investor Relations
Telephone: (212) 915-8084

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Incorporation By Reference”.

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration or continuous offering process. Under the shelf registration process, Willis Group Holdings Limited may offer from time to time any of the following securities, either separately or in units with other securities:

•	unsecured senior, senior subordinated or subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants and warrant units;

•	stock purchase contracts and prepaid stock purchase contracts; and

•	stock purchase units.

In addition, Trinity Acquisition plc or Willis North America Inc. may offer unsecured senior, senior subordinated or subordinated debt securities. Any debt securities issued by Trinity Acquisition plc or Willis North America Inc. will be fully and unconditionally guaranteed by their respective direct and indirect parent entities, including Willis Group Holdings Limited.

In addition, certain selling shareholders identified in a prospectus supplement may offer and sell these securities, from time to time, on terms described in the applicable prospectus supplement.

Our Business

We trace our history to 1828 and are one of the largest insurance brokers in the world. For several years, we have focused on our core retail and specialist broking operations. Prior to 2008, we made a number of smaller acquisitions around the world and increased our ownership in several of our associates and existing subsidiaries, which were not wholly-owned, where doing so strengthened our retail network and our specialty businesses.

On October 1, 2008, we completed the acquisition of HRH, the eighth largest insurance and risk management intermediary in the United States. The acquisition doubled our North America revenues and the combined Willis HRH operation has critical mass in key markets including California, Florida, Texas, Illinois, New York, Boston, New Jersey and Philadelphia.

We provide a broad range of insurance brokerage, reinsurance and risk management consulting services to our worldwide clients. We have significant market positions in the United States, in the United Kingdom and, directly and through our associates, in many other countries. We are a recognized leader in providing specialized risk management advisory and other services on a global basis to clients in various industries including the aerospace, marine, construction and energy industries.

In our capacity as an advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through our global distribution network.

We assist clients in the assessment of their risks, advise on the best ways of transferring suitable risk to the global insurance and reinsurance markets and then seek to execute the transactions at the most appropriate available price, terms and conditions for our clients. Our global distribution network enables us to place the risk in the most appropriate insurance or reinsurance market worldwide.

We also offer clients a broad range of services to help them to identify and control their risks. These services range from strategic risk consulting (including providing actuarial analyses), to a variety of due diligence services, to the provision of practical on-site risk control services (such as health and safety or property loss control consulting) as well as analytical and advisory services (such as hazard modeling and reinsurance optimization studies). We assist clients in planning how to manage incidents or crises when they occur. These services include contingency planning, security audits and product tampering plans. We are not an insurance company and therefore we do not underwrite insurable risks for our own account, with the exception of a small legacy HRH operation (which is immaterial to the Willis Group) in Omaha that underwrites for college fraternities.

We and our associates serve a diverse base of clients located in approximately 190 countries. These clients include major multinational and middle-market companies in a variety of industries, as well as public institutions and individual clients. Many of our client relationships span decades. Including our associates, we have approximately 20,000 employees around the world and a network of about 400 offices in approximately 100 countries.

We believe we are one of only a few insurance brokers in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to meet effectively the global risk management needs of many of our clients.

For more information regarding our business, including our financial information, please read the documents incorporated by reference into this prospectus.

The Registrants

Willis Group Holdings Limited is the ultimate holding company for the Willis Group. Willis Group Holdings Limited was incorporated in Bermuda on February 8, 2001 as an exempted company under the Companies Act, for the sole purpose of redomiciling the ultimate parent company from the United Kingdom to Bermuda.

Each of Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited, Willis Group Limited and Willis North America Inc. are direct or indirect wholly-owned subsidiaries of Willis Group Holdings Limited that act as holding companies of each other or other subsidiaries. Each one has been organized under the laws of the United Kingdom except for Willis North America Inc. which was incorporated in Delaware on December 20, 1928.

For administrative convenience, we utilize the offices of Willis Group Limited as our principal executive offices, located at The Willis Building, 51 Lime Street, London EC3M 7DQ, England. The telephone number is (44) 203 124 6000. Our web site address is www.willis.com. The information on our website is not a part of this prospectus. Willis North America Inc.’s principal executive offices are located at One World Financial, 200 Liberty Street, New York New York 10281, and its telephone number is (212) 915-8000.

RISK FACTORS

Before you invest in these securities, you should carefully consider the risks involved. These risks include, but are not limited to:

•	the risks described in our annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 27, 2009, which is incorporated by reference into this prospectus; and

•	any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows the consolidated ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends of Willis Group Holdings Limited and its subsidiaries on a consolidated basis for each of the five most recent fiscal years and for the three months ended March 31, 2009.

	Year Ended December 31,										Three Months Ended
	2004		2005		2006		2007		2008		March 31, 2009

Ratio of earnings to fixed charges	13.5	x	9.0	x	8.9	x	6.3	x	3.7	x	6.1	x
Ratio of earnings to combined fixed charges and preferred stock dividends	13.5	x	9.0	x	8.9	x	6.3	x	3.7	x	6.1	x

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include using the funds for working capital, repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

This section explains the provisions of the debt securities that we may offer and sell by this prospectus. The particular terms of the debt securities offered, including any changes from these terms, will be described in a prospectus supplement relating to those debt securities. In addition, the prospectus supplement relating to any series of subordinated or senior subordinated securities will disclose the amount of debt that will be senior to such securities.

Overview

The debt securities will be governed by the applicable indentures. The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures. The applicable indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every provision of the debt securities or the indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. You should read the applicable indenture, including the defined terms, and the particular terms of the debt securities for provisions that may be important to you. You should read the prospectus supplement relating to a series of debt securities for more information about the terms of a particular series of debt securities, including variations from the terms described in this prospectus. This summary is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

Holdings Debt Securities

In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Willis Group Holdings Limited as the “Holdings debt securities”. The Holdings debt securities will be general unsecured obligations of Willis Group Holdings Limited. The Holdings senior debt securities will be senior to all subordinated debt of Willis Group Holdings Limited. The Holdings senior debt securities will rank equally with other unsecured, unsubordinated debt of Willis Group Holdings Limited.

The Holdings senior subordinated debt securities will be subordinate to any Holdings senior debt and to certain other debt obligations of Willis Group Holdings Limited that may be outstanding. The Holdings senior subordinated debt securities will rank equally with certain other senior subordinated debt of Willis Group Holdings Limited that may be outstanding and senior to certain subordinated debt of Willis Group Holdings Limited that may be outstanding, including any Holdings subordinated debt securities.

The Holdings subordinated debt securities will be subordinate in right of payment to any Holdings senior debt, to Holdings senior subordinated debt securities and to certain other obligations of Willis Group Holdings Limited and will rank equally with certain other subordinated debt of Willis Group Holdings Limited. None of the Holdings debt securities will be guaranteed unless otherwise described in the applicable prospectus supplement.

Trinity Debt Securities

In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Trinity Acquisition plc as the “Trinity debt securities”. The Trinity debt securities will be general unsecured obligations of Trinity Acquisition plc. The Trinity senior debt securities will be senior to all subordinated debt of Trinity Acquisition plc, including any outstanding Trinity senior subordinated debt securities and Trinity subordinated debt securities. The Trinity senior debt securities will rank equally with other unsecured, unsubordinated debt of Trinity Acquisition plc, including its existing 12.875% Senior Notes due 2016.

The Trinity senior subordinated debt securities will be subordinated to any Trinity senior debt securities and to other certain debt obligations of Trinity Acquisition plc that may be outstanding, including its existing 12.875% Senior Notes due 2016, guarantees outstanding under our revolving credit facility and interim credit facility. The Trinity senior subordinated debt securities will rank equally with certain other senior subordinated debt of Trinity Acquisition plc that may be outstanding and senior to certain subordinated debt of Trinity Acquisition plc that may be outstanding, including any Trinity subordinated debt securities.

The Trinity subordinated debt securities will be subordinated in right of payment to any Trinity senior debt securities, including its existing 12.875% Senior Notes due 2016, guarantees outstanding under our revolving credit facility and interim credit facility, and Trinity senior subordinated debt securities and to certain other obligations of Trinity Acquisition plc and will rank equally with certain other subordinated debt of Trinity Acquisition plc.

The Trinity debt securities will be fully and unconditionally guaranteed by Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of the direct and indirect parent entities of Trinity Acquisition plc.

Willis North America Debt Securities

In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Willis North America Inc. as the “Willis North America debt securities”, and we refer to the Holdings debt securities, Trinity debt securities and the Willis North America debt securities together as the “debt securities”. The Willis North America debt securities will be general unsecured obligations of Willis North America Inc. The Willis North America senior debt securities will be senior to all subordinated debt of Willis North America Inc., including any outstanding Willis North America senior subordinated debt securities and any Willis North America subordinated debt securities. The Willis North America senior debt securities will rank equally with other unsecured, unsubordinated debt of Willis North America Inc., including its guarantee of Trinity Acquisition plc’s existing 12.875% Senior Notes due 2016.

The Willis North America senior subordinated debt securities will be subordinated to any Willis North America senior debt securities and to other certain debt obligations of Willis North America Inc. that may be outstanding, including its guarantee of Trinity Acquisition plc’s existing 12.875% Senior Notes due 2016, amounts outstanding under our revolving credit facility and interim credit facility. The Willis North America senior subordinated debt securities will rank equally with certain other senior subordinated debt of Willis North America Inc. that may be outstanding and senior to certain subordinated debt of Willis North America Inc. that may be outstanding, including any Willis North America subordinated debt securities.

The Willis North America subordinated debt securities will be subordinated in right of payment to any Willis North America senior debt securities, including its guarantee of Trinity Acquisition plc’s existing 12.875% Senior Notes due 2016, amounts outstanding under our revolving credit facility and interim credit facility, and Willis North America senior subordinated debt securities and to certain other obligations of Willis North America Inc. and will rank equally with certain other subordinated debt of Willis North America Inc.

The Willis North America debt securities will be fully and unconditionally guaranteed by Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, which collectively comprise all of the direct and indirect parent entities of Willis North America Inc.

Each of the debt securities will be issued under an indenture between the applicable issuer of the securities, the guarantors of the applicable debt securities and The Bank of New York Mellon, as trustee. The indentures are substantially identical, except for provisions relating to guarantees, conversion and subordination. For purposes of the summaries below, the term “issuer” shall refer to Willis Group Holdings Limited in the case of Holdings debt securities, Trinity Acquisition plc in the case of Trinity debt securities and Willis North America Inc. in the case of Willis North America debt securities.

General

The indentures do not limit the aggregate principal amount of debt securities which may be issued. The indentures also provide that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the amount authorized by the applicable issuer, in each case as established from time to time in or pursuant to a resolution of our Board of Directors, and set forth in an officers’ certificate of the issuer and each guarantor or established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Reference is made to the prospectus supplement for the following terms of any offered debt securities:

•	the identity of the issuer and the guarantors, if applicable;

•	the designation (including whether they are senior debt securities, senior subordinated debt securities or subordinated debt securities and whether such debt securities are convertible), aggregate principal amount and authorized denominations of the offered debt securities;

•	the percentage of their principal amount at which such offered debt securities will be issued;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the offered debt securities will mature or the method of determination thereof;

•	the rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method by which such rate or rates shall be determined, any reset features of the rates and the date or dates from which such interest will accrue or the method by which such date or dates shall be determined;

•	the dates on which any such interest will be payable and the regular record dates for such interest payment dates;

•	any mandatory or optional sinking fund or purchase fund or similar provisions;

•	if applicable, the period or periods within which and the price or prices at which the offered debt securities may be redeemed at the option of the applicable issuer pursuant to any optional or mandatory redemption provisions or may be repurchased at the option of the holder of the offered debt securities, and the other redemption or repurchase terms;

•	if applicable, the terms and conditions upon which the offered debt securities may be convertible into common stock, including the initial conversion rate, the conversion period and any other provision;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount of the offered debt securities, the portion of the principal amount which shall be payable upon declaration of acceleration of maturity of the offered securities;

•	whether such offered debt securities shall be subject to defeasance and under what terms;

•	any events of default provided with respect to the offered debt securities that are in addition to or different from those explained here;

•	any subordination terms that are in addition to or different from those explained here;

•	any guarantee terms that are in addition to or different from those explained here; and

•	any other terms of the offered debt securities.

Unless otherwise indicated in the prospectus supplement, the principal of, premium and interest on the offered debt securities will be payable, and exchanges and transfers of the debt securities will be handled, at the applicable trustee’s corporate trust office. The applicable issuer will have the option to pay interest by check mailed to the holder’s address as it appears in the security register.

No service charge will be made for any registration of transfer or exchange of the offered debt securities, but the applicable issuer or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with an exchange or transfer.

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in the prospectus supplement.

Ranking

The payment of the principal of premium, if any, and interest on, the senior subordinated debt securities and the subordinated debt securities will be subordinated, as set forth in the senior subordinated or subordinated indentures, in right of payment, to the prior payment in full of all senior indebtedness, whether outstanding on the date of the applicable indenture or thereafter incurred.

Except as set forth in the applicable prospectus supplement, upon any distribution to creditors of an issuer or a guarantor in a liquidation or dissolution of such issuer or guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to it or its property, an assignment for the benefit of creditors or any marshalling of its assets and liabilities, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents of such senior indebtedness and all outstanding letter of credit obligations will be fully cash collateralized before the holders of the debt securities will be entitled to receive any payment with respect to the senior subordinated debt securities or the subordinated debt securities, and until all senior indebtedness is paid in full in cash or cash equivalents, any distribution to which the holders of the debt securities would be entitled shall be made to the holders of senior indebtedness, except that holders of the senior subordinated debt securities or the subordinated debt securities may receive:

(1) shares of capital stock and any securities representing indebtedness that are subordinated at least to the same extent as the senior subordinated debt securities or the subordinated debt securities to

•	senior indebtedness and

•	any securities issued in exchange for senior indebtedness and

(2) payments made from the trust referred to under “Satisfaction and Discharge of Indenture; Defeasance”.

An issuer or a guarantor also may not make any payment upon or in respect of the senior subordinated debt securities or the subordinated debt securities, except in such subordinated securities or from the trust referred to under “Satisfaction and Discharge of Indenture; Defeasance”, if

(1) a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers’ acceptances or fees relating to letters of credit or bankers’ acceptances constituting designated senior indebtedness occurs and is continuing beyond any applicable period of grace (a “payment default”), or

(2) any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of the designated senior indebtedness as to which such default relates to accelerate its maturity without further notice, except such notice as may be required to effect such acceleration (a “non-payment default”), and the applicable trustee receives a payment blockage notice with respect to such default from a representative of holders of such designated senior indebtedness.

Payments on the senior subordinated debt securities or the subordinated debt securities, as the case may be, including any missed payments, may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such designated senior indebtedness shall have been discharged or paid in full in cash or cash equivalents and all outstanding letter of credit obligations shall have been fully cash collateralized; and

(2) in case of a non-payment default, the earlier of

•	the date on which such non-payment default is cured or waived,

•	179 days after the date on which the applicable payment blockage notice is received (each such period, the “payment blockage period”), or

•	the date such payment blockage period shall be terminated by written notice to the applicable trustee from the requisite holders of such designated senior indebtedness necessary to terminate such period or from their representative.

No new payment blockage period may be commenced until 365 days have elapsed since the effectiveness of the immediately preceding payment blockage notice. However, if any payment blockage notice within such 365-day period is given by or on behalf of any holders of designated senior indebtedness, other than the agent under our revolving credit facility and interim credit facility, the agent under our revolving credit facility and interim credit facility may give another payment blockage notice within such period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice to the applicable trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of not less than 90 days.

If an issuer or a guarantor fails to make any payment on the senior subordinated debt securities or the subordinated debt securities when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure would constitute an event of default under the applicable indenture and would enable the holders of the senior subordinated debt securities or the subordinated debt securities to accelerate the maturity of such debt securities.

The applicable indenture will further require that an issuer or a guarantor promptly notify holders of senior indebtedness if payment of the senior subordinated debt securities or the subordinated debt securities is accelerated because of an event of default.

“Designated senior indebtedness” means:

•	senior indebtedness under our revolving credit facility and interim credit facility (including any amendments, replacements or refinancings thereof); and

•	any other senior indebtedness permitted under the applicable indenture the principal amount of which is $25.0 million or more and that has been designated by an issuer as designated senior indebtedness.

“Senior indebtedness” means:

(1) the obligations under our revolving credit facility and interim credit facility and outstanding senior notes of Trinity Acquisition plc and Willis North America Inc.; and

(2) the obligations under any other indebtedness permitted to be incurred by an issuer under the terms of the applicable indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities or the subordinated debt securities, as the case may be, including, with respect to clauses (1) and (2), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate specified in the documents evidencing or governing such senior indebtedness, whether or not such interest is an allowable claim in such bankruptcy proceeding.

Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include:

•	any liability for federal, state, local or other taxes owed or owing by an issuer;

•	any obligation of an issuer to its direct or indirect parent corporations or to any of its subsidiaries;

•	any accounts payable or trade liabilities, including obligations in respect of funds held for the account of third parties, arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities, other than obligations in respect of letters of credit under our revolving credit facility and interim credit facility;

•	any indebtedness that is incurred in violation of the applicable indenture;

•	indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to an issuer;

•	in the case of the senior subordinated debt securities and the subordinated debt securities, any indebtedness, guarantee or obligation of an issuer which is subordinate or junior to any other indebtedness, guarantee or obligation of such issuer;

•	indebtedness evidenced by the senior subordinated debt securities and, in the case of the senior subordinated debt securities, indebtedness evidenced by the subordinated debt securities; and

•	capital stock of an issuer.

“Senior indebtedness” of an issuer or any guarantor of the senior subordinated debt securities or the subordinated debt securities has a correlative meaning.

Conversion Rights

The prospectus supplement will provide whether the offered debt securities will be convertible and, if so, the initial conversion price or conversion rate at which such convertible debt securities will be convertible into shares of Willis Group Holdings Limited common stock. The holder of any convertible debt security will have the right exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed by Willis Group Holdings Limited, to convert such debt security at the principal amount (or, if such debt security is an original issue discount security, such portion of the principal amount thereof as is specified in the terms of such debt security) into shares of common stock at the conversion price or conversion rate set forth in the prospectus supplement, subject to adjustment. The holder of a convertible debt security may convert a portion of the debt security which is $1,000 or any integral multiple of $1,000. In the case of debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption as may be specified in the prospectus supplement, except that in the case of redemption at the option of the holder, if applicable, such right will terminate upon receipt of written notice of the exercise of the option.

In certain events, the conversion rate will be subject to adjustment as set forth in the applicable indenture. Such events may include:

•	the issuance of shares of any class of capital stock of Willis Group Holdings Limited as a dividend on the common stock into which the debt securities of such series are convertible;

•	subdivisions, combinations and reclassifications of the common stock into which debt securities of such series are convertible;

•	the issuance to all holders of common stock into which debt securities of such series are convertible of rights or warrants entitling the holders (for a period not exceeding 45 days) to subscribe for or purchase shares of common stock at a price per share less than the current market price per share of common stock (as defined in the indentures); and

•	the distribution to all holders of common stock of evidences of debt of Willis Group Holdings Limited or of assets (excluding cash dividends paid from retained earnings and dividends payable in common stock for which adjustment is made as referred to above) or subscription rights or warrants (other than those referred to above).

No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional shares of common stock will not be issued upon conversion, but Willis Group Holdings Limited will pay a cash adjustment for it. Convertible debt securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except convertible debt securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest which the registered holder is to receive.

Defaults, Notice and Waiver

The following are events of default under the indentures with respect to debt securities of any series issued thereunder:

•	default in the payment of interest on any debt security of that series when due and continued for 30 days (whether or not such payment is prohibited by the subordination provisions, if any, of the indenture);

•	default in the payment of the principal of (or premium, if any on) any debt security of that series at its maturity (whether or not payment is prohibited by the subordination provisions, if any, of the indenture);

•	default in the deposit of any sinking fund payment, when due by the terms of any debt security of that series (whether or not payment is prohibited by the subordination provisions, if any, of the indenture);

•	default in the performance, or breach, of any other covenant or warranty of the applicable issuer, any of its significant subsidiaries or any guarantor, as applicable, specified in the indenture or any debt security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere dealt with or which has been included in the indenture solely for the benefit of debt securities other than that series), continued for 90 days after written notice from the trustee or the holders of 25% or more in principal amount of the debt securities of such series outstanding;

•	certain events of bankruptcy, insolvency or reorganization;

•	if applicable, any guarantee shall for any reason cease to exist or shall not be in full force and effect enforceable in accordance with its terms; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal balance immediately due and payable, by a written notice. Notwithstanding the foregoing, in the case of an event of default arising from the events described in the fifth bullet above, all outstanding debt securities of the applicable series will become due and payable without further action or notice. However, any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, by written notice rescind and annul such acceleration under certain circumstances. For information as to waiver of defaults, see “Modification and Waiver” below.

Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provision relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of an event of default and the continuation thereof.

The applicable issuer must file annually with each trustee an officers’ certificate stating whether or not the issuer is in default in the performance and observance of any of the terms, provisions and conditions of the respective indenture and, if so, specifying the nature and status of the default.

Each indenture provides that the trustee, within 90 days after the occurrence of a default, will give by mail to all holders of debt securities of any series notice of all defaults with respect to such series known to it, unless such default has been cured or waived; but, in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund or similar obligation installment with respect to debt securities of such series, the trustee shall be protected in withholding such notice if the Board of Directors or such committee of directors as designated in such indenture or responsible officer of the trustee in good faith determines that the withholding of such notice is in the interest of such holders.

Each indenture contains a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any right or power under such indenture at the request of any such holders. Each indenture provides that the holders of a majority in principal amount of the then outstanding debt securities of any series may, subject to certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee regarding the debt securities of such series. The right of a holder to institute a proceeding with respect to each indenture is subject to certain conditions precedent including notice and indemnity to the trustee, but the holder has an absolute right to receipt of principal and interest when due and to institute suit for payment of principal and interest.

Covenants

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the prospectus supplement relating to offered debt securities, the applicable issuer and, in the case of Trinity debt securities and Willis North America debt securities, any of the guarantors, without the consent of any holder of outstanding debt securities, may consolidate with or merge into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, provided that the person formed by such consolidation or into which the applicable issuer or, in the case of Trinity debt securities and Willis North America debt securities, any of the guarantors, is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the applicable issuer or guarantor, as the case may be, substantially as an entirety is, in the case of Willis North America Inc., organized under the laws of the United States, any State thereof, or the District of Columbia, or in the case of any guarantor other than Willis Group Holdings Limited, under the laws of England and Wales, and in the case of Willis Group Holdings Limited, under the laws of any United States jurisdiction, any state thereof, Bermuda, England and Wales or any country that is a member of the European Monetary Union and was such member on January 1, 2004, as the case may be, and expressly assumes the applicable issuer’s or guarantor’s obligations, as the case may be, on the debt securities and under the indenture, that after giving effect to the transaction, no event of default shall have happened and be continuing, and that certain other conditions are met.

Other Covenants

The prospectus supplement relating to offered debt securities will describe any other material covenants in respect of a series of debt securities. Unless otherwise indicated in the applicable prospectus supplement, any covenants applicable to the Holdings debt securities will be binding on Holdings and its significant subsidiaries and any covenants applicable to the Trinity debt securities or the Willis North America debt securities will be binding on Trinity Acquisition plc and its significant subsidiaries, with the exception of any covenant regarding filing reports under the Securities Exchange Act of 1934, as amended, which will be binding on Willis Group Holdings Limited. Other than the covenant included in the indentures described under “Consolidation, Merger and Sale of Assets” above or any covenant described in the applicable prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations or the incurrence of additional indebtedness by the applicable issuer or any guarantor, and there are no covenants or other provisions in the indenture providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control transaction or a highly leveraged transaction.

Modification and Waiver

Modification and amendments of the indentures may be made by the applicable issuer, if applicable, any guarantor, and the trustee with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected provided, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest, on any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation of the holder or modify the payment terms of any sinking fund or similar obligation;

•	impair the right to commence suit for the enforcement of any payment on or after the stated maturity thereof with respect to any debt security; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

Without the consent of any holder of outstanding debt securities, the applicable issuer, any guarantor, and the trustee may amend or supplement the indentures and each series of debt securities to evidence the succession of another corporation to the applicable issuer or a guarantor and the assumption of such successor to the obligations thereof to add to the covenants of the applicable issuer or a guarantor for the benefit of the holders of all or any series, to surrender any right or power conferred upon such issuer or guarantor, to add any additional events of default, to secure the debt securities, to establish the form or terms of any series of debt securities, to cure any ambiguity or inconsistency or to provide for debt securities in bearer form in addition to or in place of registered debt securities or to make any other provisions that do not adversely affect the rights of any holder of outstanding debt securities, including adding guarantees.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in respect of a provision which under such indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Satisfaction and Discharge of Indenture; Defeasance

The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when:

•	all debt securities, with all debt securities, with the exceptions provided for in the applicable indenture, of that series have been delivered to the applicable trustee for cancellation;

•	all debt securities of that series not theretofore delivered to the applicable trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, the applicable issuer can terminate all of its obligations under the indenture with respect to the debt securities of any series, other than the obligation to pay interest on, premium, if any, and the principal of the debt securities of such series and certain other obligations, known as “covenant defeasance”, at any time by:

•	depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities of such series to their maturity; and

•	complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance.

In addition, unless otherwise specified in the prospectus supplement, the applicable issuer can terminate all of its obligations under the indenture with respect to the debt securities of any series, including the obligation to pay interest on, premium, if any, and the principal of the debt securities of such series, known as “legal defeasance”, at any time by:

•	depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities of such series to their maturity, and

•	complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a change in the federal tax law since the date of the indenture to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or the delivery to the trustee of a ruling or other formal statement or action by the Internal Revenue Service to the same effect.

Guarantees

Unless otherwise set forth in the applicable prospectus supplement, the Holdings debt securities will not be guaranteed. Payment of the principal of, premium, if any, and interest on the Trinity debt securities will be fully and unconditionally guaranteed, jointly and severally, by Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of its direct and indirect parent entities. Payment of the principal of, premium, if any, and interest on the Willis North America debt securities will be fully and unconditionally guaranteed, jointly and severally, by Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, which collectively comprise all of its direct and indirect parent entities. The guarantees will be made on a senior, senior subordinated or subordinated basis corresponding to the relative ranking of the underlying debt securities.

The obligations of each guarantor under its guarantee will be limited so as not to constitute a fraudulent conveyance or fraudulent transfer or similar laws under applicable U.S. Federal or state laws. Each guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from any other guarantor in a pro rata amount based on the net assets of each guarantor determined in accordance with generally accepted accounting principles.

A guarantee issued by any guarantor will be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any person not an affiliate of Willis Group Holdings Limited of all of Willis Group Holdings Limited’s capital stock in, or all or substantially all the assets of, such guarantor.

Trustees

The Bank of New York Mellon is the trustee under the senior indentures, the senior subordinated indentures and the subordinated indentures. The trustees may perform certain services for and transact other banking business with Willis Group Holdings Limited, Trinity Acquisition plc, Willis North America Inc. or, if applicable, any guarantor from time to time in the ordinary course of business.

Bermuda Monetary Authority Approval

Any issuance or transfer of any debt security of Willis Group Holdings Limited and the conversion of any debt securities into common stock of Willis Group Holdings Limited will be covered by the general permission of the Bermuda Monetary Authority dated June 1, 2005.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of the capital stock of Willis Group Holdings Limited. Our memorandum of association and bye-laws are filed as exhibits to the registration statement to which this prospectus relates.

General

We were incorporated as an exempted company under The Companies Act 1981 of Bermuda, as amended. Accordingly, the rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws.

Our authorized capital consists of 4,000 million shares of common stock and 1,000 million shares of preferred stock. As of June 18, 2009, our issued and outstanding share capital consisted of 167,618,170 shares of common stock. So long as our shares are listed on an appointed stock exchange, such as the New York Stock Exchange, persons who are not residents of Bermuda may freely hold, vote and transfer the shares that we are offering in this prospectus.

Common Stock

Our current authorized but unissued shares are at the disposal of our Board of Directors, who may offer, allot, grant options over or otherwise dispose of or transfer those shares to any persons and on any terms they deem appropriate, provided the issuance does not violate Bermuda law or our bye-laws and we obtain Bermuda Monetary Authority approval in applicable circumstances.

Voting Rights and Shareholders’ Meetings

Holders of our common stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. Unless required by Bermuda law or our bye-laws, voting at general meetings is decided by a simple majority of the votes cast at a meeting at which a quorum is present. Under our bye-laws, shareholders representing at least 50% of the issued and outstanding shares of common stock present in person or by proxy and entitled to vote constitute a quorum. Under our bye-laws, the vote of 75% of the outstanding common shares entitled to vote and the approval of a majority of the board is required to amend bye-laws regarding appointment and removal of directors, remuneration, powers and duties of the board, indemnification of directors and officers, director’s interests and the procedures for amending bye-laws. Any share entitled to vote may be voted by written proxy and proxies may be valid for all general meetings. There are no limitations under Bermuda law on the voting rights of non-resident or foreign shareholders.

Under Bermuda law, a company is required to convene at least one general shareholders’ meeting per calendar year. Under Bermuda law and our bye-laws, general meetings of shareholders may either be annual or special. Under Bermuda law, special general meetings must be called upon the request of shareholders holding not less than 10% of the paid up capital of the company carrying the right to vote at general meetings. Directors may also convene special general meetings as they deem necessary.

Bermuda law requires that shareholders be given at least five days’ advance notice of a general meeting, although the accidental omission of notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, notice of annual general meetings must be made in writing at least 21 days before the meeting and notice of special general meetings must be made in writing at least seven days before the meeting.

Election or Removal of Directors

Under Bermuda law and our bye-laws, directors are elected at the annual general meeting or to serve until their successors are elected or appointed, unless they are earlier removed or resign.

The election of our directors is determined by a simple majority of votes cast, except as otherwise required by law. Our shareholders do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all directors.

Under Bermuda law and our bye-laws, a director may be removed at a special general meeting of shareholders specifically called for that purpose, provided that the director was served with at least 14 days’ notice. The director has a right to be heard at the meeting. Any vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or, in the absence of any election, by the Board of Directors.

Duties of Directors and Officers

Under the Companies Act 1981, the duties of directors and officers are to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of the company is also required to comply with the provisions of the Companies Act 1981, all related regulations and the Company’s bye-laws. In addition, the directors are subject to common law fiduciary duties. These duties include the duty to act bona fide in the best interests of the company, and not for any collateral purpose.

Under Bermuda law, the directors’ duties are owed to the company itself, not to its shareholders or members, creditors, or any class of either shareholders, members or creditors. In discharging his or her duties, a director is required to exercise the care and skill which may be reasonably expected of a person with the director’s skills and experience.

Bermuda law renders void any provision in the bye-laws or in any contract between a company and any director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. In addition, the Companies Act 1981 provides that where a director, officer or auditor of a company is found liable to any person for damages arising out of the performance of any function of his or her duties, he will only be held jointly and severally liable if it is proved that he or she knowingly engaged in fraud or dishonesty. In any other case, the court will determine the percentage of responsibility of all parties it determines has contributed to the loss or liability of the plaintiff, and the liability of any one director, officer or auditor shall be equal to the total loss suffered by the plaintiff multiplied by the director’s, officer’s or auditor’s percentage of responsibility as determined by the court.

Dividend Rights

Dividends are payable only when declared by the Board of Directors. Bermuda law prohibits a company from declaring a dividend or making a distribution out of contributed surplus if there are reasonable grounds for believing that the company is, or would after payment, be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. All dividends unclaimed for a period of six years after having been declared will be forfeited and revert to us. Except as noted in this paragraph, there are no limitations under Bermuda law on the rights of non-resident or foreign shareholders to receive dividends.

Rights In Liquidation

In the event of our liquidation, after payment of all debts and liabilities, we will distribute our remaining assets to our shareholders in proportion to their ownership of outstanding shares, subject to the preferential rights accorded to any series of preferred stock.

Pre-Emptive Rights

Generally, holders of our common stock have no pre-emptive rights.

Changes In Capital

We may from time to time by shareholder resolution passed by a simple majority:

•	increase our share capital to be divided into shares in the amount that the resolution prescribes;

•	divide our shares into several classes with different rights;

•	consolidate and divide any or all of our share capital into shares of a larger amount than our existing shares;

•	sub-divide any of our shares into shares of a smaller amount than that fixed by our memorandum of association, as long as the proportion between the amount paid and the amount, if any, unpaid on each reduced share be the same as on the share from which the reduced share is derived;

•	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the cancelled shares;

•	change the currency denomination of our share capital; and

•	authorize the reduction of issued share capital or any share premium.

Transfer Of Shares

Transfer of shares must be in writing. The instruments of transfer of a share may be in any form which our Board of Directors approves.

Modification Of Rights

Our bye-laws provide that, subject to Bermuda law, the rights attached to any class of shares of common stock may be modified by a resolution passed at a separate general meeting of the holders representing at least a majority of the votes cast of that class. For purposes of this meeting, two or more shareholders present in person or by proxy representing at least a majority of the issued and outstanding shares of that class and entitled to vote will be a quorum.

Borrowing Power

Neither Bermuda law nor our bye-laws will restrict in any way our power to borrow and raise funds. The decision to borrow funds is passed by or under direction of our Board of Directors, no shareholders’ resolution being required.

Preferred Stock

Authorized shares of our preferred stock may be issued at the discretion of our Board of Directors without any further action by the shareholders, except as required by applicable law or regulation. Our Board of Directors is authorized, from time to time, to divide the preferred stock into classes or series, to designate each class or series and to determine for each class or series its respective rights and preferences, including, without limitation, any of the following:

•	the rate of dividends and whether dividends will be cumulative or have a preference over the common stock in right of payment;

•	the terms and conditions upon which shares may be redeemed and the redemption price;

•	sinking fund provisions for the redemption of shares;

•	the amount payable in respect of each share upon a voluntary or involuntary liquidation of us;

•	the terms and conditions upon which shares may be converted into other securities of ours, including common stock;

•	limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of our capital stock junior that that series, including the common stock;

•	conditions and restrictions on the incurrence of certain indebtedness or issuance of other senior classes of capital stock;

•	the terms on which shares may be redeemed, if any; and

•	voting rights.

Any series or class of preferred stock could, as determined by our Board of Directors at the time of issuance, rank senior to our common stock with respect to dividends, voting rights, redemption and liquidation rights. The preferred stock authorized is of the type commonly known as blank-check preferred stock.

The prospectus supplement relating to the new series will specify whether the series of preferred stock will be issued separately, as part of warrant units or upon exercise of warrants.

Ranking

Each new series of preferred stock will rank equally with each other series of preferred stock and prior to our common stock regarding the distribution of dividends or disposition of other assets, unless otherwise specified in the applicable prospectus supplement.

Dividends

Holders of each new series of preferred stock will be entitled to receive cash dividends, if declared by the Board of Directors out of funds legally available for cash dividends. For each series, we will specify in the applicable prospectus supplement:

•	the dividend rates;

•	whether the rates will be fixed or variable or both;

•	the dates of distribution of the cash dividends; and

•	whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

We will pay dividends to holders of record of preferred stock as they appear on our records, on the record dates fixed by the Board of Directors.

We cannot declare or pay full dividends on funds set apart for the payment of dividends on any series of preferred stock unless dividends have been paid or set apart for payment on a proportionate basis with other equity securities which rank equally with the preferred stock regarding the distribution of dividends. If we do not pay full dividends on all equity securities which rank equally, then each series of preferred stock will share dividends in proportion with our other equity securities that rank equally with that series.

Conversion and Exchange

The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or exchangeable for securities of a third party.

Redemption

We will specify in the prospectus supplement applicable to each new series of preferred stock:

•	whether it will be redeemable at any time, in whole or in part, at our option or the holder of the preferred stock;

•	whether it will be subject to mandatory redemption pursuant to a sinking fund or on other terms; and

•	the redemption prices.

In the event that preferred stock is partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by the Board of Directors.

Dividends will cease to accrue on shares of preferred stock called for redemption, and all rights of holders of redeemed shares will terminate, on and after a redemption date, except for the right to receive the redemption price, unless we default in the payment of the redemption price.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of Willis Group Holdings Limited, holders of each series of preferred stock will be entitled to receive:

•	distributions upon liquidation in the amount set forth in the applicable prospectus supplement; plus

•	any accrued and unpaid dividends.

These payments will be made to holders of preferred stock out of our assets available for distribution to shareholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

In the event that holders of preferred stock are not paid in full upon a liquidation, dissolution or winding up of Willis Group Holdings Limited, then these holders will share, on a proportionate basis, any future distribution of our assets with holders of our other securities that rank equally with them.

After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting Rights

The holders of shares of preferred stock will have no voting rights except as indicated in the certificate of designations relating to the series, the applicable prospectus supplement or as required by applicable law.

Transfer Agent and Registrar

We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each new series of preferred stock in the applicable prospectus supplement.

Reservation of Common Stock

We will reserve the full number of shares of our common stock issuable on conversion of the preferred stock out of the total of our authorized but unissued shares of common stock to permit the conversion of the preferred stock into shares of common stock.

Other Matters

Access to books and records and dissemination of information.  Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s certificate of incorporation, its memorandum of association, including its objects and powers, and any alteration to the company’s memorandum of association.

The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders without charge and to members of the general public on the payment of a fee. A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act 1981, establish a branch register outside Bermuda.

A company is required to keep at its registered office a register of its directors and officers which is open for inspection for not less than two hours in each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Amendment of memorandum of association and bye-laws.  Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. In certain circumstances, an amendment to the memorandum of association also requires the approval of the Bermuda Minister of Finance, who may grant or withhold approval at his discretion. However, such approval of the Bermuda Minister of Finance is not required for an amendment which alters or reduces a company’s share capital as provided in the Companies Act 1981. Except as set forth therein, the bye-laws may be amended by a resolution passed by a majority of votes cast at a general meeting.

Under Bermuda law, the holders of an aggregate of no less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda Court for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting. This does not apply to an amendment which alters or reduces a company’s share capital as provided in the Companies Act 1981. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Court. An application for amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum is passed. Such application may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No such application may be made by persons voting in favor of the amendment.

Appraisal rights and shareholder suits.  Under Bermuda law, in the event of an amalgamation of two Bermuda companies, a shareholder who did not vote in favor of the amalgamation and is not satisfied that fair value has been paid for his shares may apply to the Bermuda Court to appraise the fair value of his shares. The amalgamation of a company with another company requires the amalgamation agreement to be approved by:

•	a meeting of the holders of shares of each of the amalgamating company;

•	a meeting of the holders of each class of such shares; and

•	in certain circumstances, the consent of the Bermuda Minister of Finance (who may grant or withhold consent at his discretion).

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of:

•	is alleged to be beyond the corporate power of the company;

•	is illegal; or

•	would result in the violation of the company’s memorandum of association or bye-laws.

Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than those who actually approved it.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda courts for an order regulating the company’s conduct of affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.

Bermuda Monetary Authority approval will be required for the issuance and or transfer of any preferred stock or common stock to persons that are residents of Bermuda.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock or preferred stock or debt securities of Willis Group Holdings Limited. We may issue warrants independently of, or together with, any other securities, including as part of a warrant unit, and warrants may be attached to or separate from those securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title and aggregate number of the warrants;

•	any offering price of the warrants;

•	the designation and terms of any securities that are purchasable upon exercise of the warrants;

•	the number of shares or aggregate principal amount of the securities purchasable upon exercise of a warrant and the price of such securities;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	the time or period when the warrants are exercisable and the final date on which the warrants may be exercised and terms regarding any right of Willis Group Holdings Limited to accelerate this final date;

•	if applicable, the minimum or maximum amount of the warrants exercisable at any one time;

•	any currency or currency units in which the offering price and the exercise price are payable;

•	any applicable anti-dilution provisions of the warrants;

•	any applicable redemption or call provisions; and

•	any additional terms of the warrants not inconsistent with the provisions of the warrant agreement.

The applicable prospectus supplement will describe the specific terms and other provisions of any warrant units.

The issuance of any warrants to purchase shares of common or preferred stock or other debt securities to persons that are not residents of Bermuda will be covered by the general permission of the Bermuda Monetary Authority dated June 1, 2005.

DESCRIPTION OF STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS
AND PREPAID STOCK PURCHASE CONTRACTS

Willis Group Holdings Limited may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock of Willis Group Holdings Limited at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units, consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing each holder’s obligation under the original stock purchase contract.

The prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid stock purchase contracts.

BOOK ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, (“DTC”), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in book-entry securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers that have an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days;

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	In the case of debt securities, an event of default has occurred and is continuing with respect to such book-entry debt securities and, in exchange for any such securities, we decide to, or upon the request of the applicable trustee we shall, deliver new debt securities of that series in definitive registered form in the same aggregate principal amount as the global debt securities being exchanged.

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking, societe anonyme, Luxembourg (“Clearstream Banking SA”) and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We and the Subsidiary Issuers may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers for resale;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities or debt securities of the Subsidiary Issuers through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

In some cases, we and any Subsidiary Issuer may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. In addition, we, either of the Subsidiary Issuers or any of their or our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices.

The securities, including securities issued or to be issued by us or the Subsidiary Issuers or securities borrowed from third parties in connection with arrangements under which we or the Subsidiary Issuers agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we and any Subsidiary Issuer distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of us or the Subsidiary Issuers to be issued on a delayed or contingent basis.

We and the Subsidiary Issuers may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We and the Subsidiary Issuers may also designate agents from time to time to solicit offers to purchase securities from the public on our or the Subsidiary Issuers’ behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the Subsidiary Issuers may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or the Subsidiary Issuers or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the Subsidiary Issuers, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

We or the Subsidiary Issuers may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Subsidiary Issuers or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the Subsidiary Issuers in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We and the Subsidiary Issuers may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we and the Subsidiary Issuers will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We and the Subsidiary Issuers may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and any Subsidiary Issuer against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we or the Subsidiary Issuers agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us or the Subsidiary Issuers, or be customers of ours or the Subsidiary Issuers, in the ordinary course of business.

Remarketing Transactions and Other Resales

We, the Subsidiary Issuers or any of their or our respective affiliates may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we or the Subsidiary Issuers may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates or affiliates of either of the Subsidiary Issuers may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates and affiliates of any of the Subsidiary Issuers may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or the Subsidiary Issuers. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or the Subsidiary Issuers and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us or the Subsidiary Issuers under agreements that may be entered into with us or the Subsidiary Issuers against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us and the Subsidiary Issuers in the ordinary course of business.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Willis Group Holdings Limited and subsidiaries’ Annual Report on Form 10-K, and the effectiveness of Willis Group Holdings Limited’s and subsidiaries internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Bermuda law will be passed upon for us by Appleby, Bermuda. Unless otherwise indicated in the applicable prospectus supplement, certain matters of New York law will be passed upon for us by Weil, Gotshal & Manges LLP. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

EXPLANATORY NOTE

Willis Group Holdings Limited filed a Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to its Registration Statement on Form S-3 (Registration Number 333-160129) filed with the Securities and Exchange Commission on June 19, 2009 solely for the purpose of including the Current Report on 8-K/A filed by the Company on October 21, 2008 into the list of documents incorporated by reference under the section entitled “Incorporation By Reference.” No other changes or were made to the base prospectus that is included in such Registration Statement.

The following language replaces in its entirety the language contained under “Incorporation by Reference” in the Base Prospectus:

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities registered by the registration statements of which this prospectus is a part:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 27, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed on May 8, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed on August 7, 2009;

•	Our Current Report on Form 8-K/A filed on October 8, 2008 and our Current Reports on Form 8-K filed on January 5, 2009, February 6, 2009, February 12, 2009, March 11, 2009, March 12, 2009, May 12, 2009, June 10, 2009, September 14, 2009 and September 21, 2009; and

•	The description of the Company’s capital stock contained in (i) the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 21, 2001 and (ii) Item 4-Submission of Matters to a Vote of Security Holders of Part II-Other Information to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed on May 9, 2008.

The Company makes available, free of charge through our website at www.willis.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC. Unless specifically incorporated by reference in this prospectus, information on our website is not a part of the registration statement. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

Willis Group Holdings Limited
One World Financial Center
200 Liberty Street, 7th Floor
New York, New York 10281
Attention: Investor Relations
Telephone: (212) 915-8084

Willis North America Inc.

$300,000,000 7.0% Senior Notes due 2019

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Joint Lead Managers

RBS	SunTrust Robinson Humphrey

Co-Managers

Barclays Capital	ING Wholesale	Lloyds TSB Corporate Markets
Mitsubishi UFJ Securities	Morgan Stanley	Scotia Capital

Transaction Advisor

WILLIS CAPITAL MARKETS & ADVISORY

September 22, 2009